Exhibit 3.2

ARTICLES OF ASSOCIATION

of Argo Blockchain plc

Public company limited by shares

Incorporated in England and Wales on 5 December 2017

(Adopted under the Companies Act 2006 by special resolution passed on 6 September 2021

Fladgate LLP | 16 Great Queen Street | London WC2B 5DG

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Contents

1.	Exclusion of Model Articles and other prescribed regulations	1
2.	Interpretation	1
3.	Limited liability	4
4.	Change of name	4
5.	Share capital and variation of rights	4
6.	Certificates and Uncertificated Shares	5
7.	Lien	8
8.	Calls on shares	8
9.	Forfeiture of shares	9
10.	Transfer of shares	10
11.	Transmission of shares	11
12.	Disclosure of interests in shares	12
13.	Approved depositaries	14
14.	New shares	16
15.	Alteration of capital	16
16.	Convening and format of general meetings	17
17.	Procedure where meetings held at more than one place	18
18.	Notice of general meetings	19
19.	Proceedings at general meetings	20
20.	Votes of Members	21
21.	Corporations acting by representatives	24
22.	Directors	24
23.	Alternate Directors	24
24.	Powers and duties of Directors	25
25.	Delegation of Directors’ powers and duties	26
26	Borrowing powers	26
27.	Appointment and retirement of Directors	27
28.	Disqualification and removal of Directors	28
29.	Executive and other Directors	29
30.	Remuneration of Directors	29
31.	Directors’ expenses	30
32.	Directors’ interests	30
33.	Conflicts of interest requiring Board authorisation	32
34.	Proceedings of Directors	33
35.	Secretary	35
36.	Minutes	35
37.	Seal and authentication of documents	35
38.	Dividends	36
39.	Reserves	39
40.	Capitalisation of profits	40
41.	Accounts	41
42.	Record dates	41
43.	Audit	41
44.	Notices	42
45.	Untraced Members	44
46.	Destruction of documents	45
47.	Winding-up	46
48.	Indemnity	46
49.	Indemnity against claims in respect of shares	46
50.	Exclusive jurisdiction	47

Company no. 11097258

The Companies Act 2006

Public company limited by shares

New Articles of association

of

Argo Blockchain plc (Company)

(Adopted by special resolution

passed on ____6 September____ 2021

1.	Exclusion of Model Articles and other prescribed regulations

No regulations or articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies (including the regulations in the Companies (Model Articles) Regulations 2008 (SI 2008/3229) will apply as the articles of the Company. The following will be the articles of association of the Company.

2.	Interpretation

2.1	In these articles of association, the following words and expressions have the following meanings if not inconsistent with the subject or context:

Approved Depositary	a custodian or some other person appointed in writing by the Directors whereby such person holds or is interested in ordinary shares and issues securities or other documents of title, including depositary receipts, evidencing the entitlement of the holder thereof to receive such shares, provided and to the extent that the terms and conditions of the custodian or other person acting as such have been approved by the Directors for the purpose of these Articles

Articles	these articles of association as amended from time to time

Auditors	the auditors of the Company from time to time.

Board	the board of Directors present at a duly convened and quorate meeting or Directors at a duly authorised committee of Directors as the context requires.

CA 2006	the Companies Act 2006 as amended or re-enacted from time to time.

Certificated Share	a share in the capital of the Company that is not an Uncertificated Share and references in these Articles to a share being held in certificated form will be construed accordingly.

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Clear Days	in relation to a period of notice, means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect.

Default Shares	as defined in article 12.1.

Depository Shares	ordinary shares which are registered from time to time in the name of the Approved Depositary or its nominee

Director	a director from time to time of the Company.

Dividend	a dividend or bonus.

Electronic Address	any address or number used for the purposes of Electronic Communication.

Electronic Communication	as defined in section 15(1) of the Electronic Communications Act 2000.

Electronic Form	has the meaning given in section 1168 CA 2006.

Exchange Act	the Securities Exchange Act of 1934.

Executed	any mode of execution including signed, sealed or authenticated in some other way.

Holder	in relation to shares, a Member whose name is entered in the Register as the Holder of those shares.

Listing Rules	the Listing Rules of the UK Listing Authority.

London Stock Exchange	the London Stock Exchange plc or any successor body carrying on its functions.

Member	any Holder for the time being of shares in the capital of the Company of whatever class.

Nasdaq	the Nasdaq Stock Market.

Office	the registered office for the time being and from time to time of the Company.

Operator	as defined in Regulation 3 of the Regulations.

Paid Up	includes credited as paid up.

Principal Place	the place specified in the notice of any general meeting of the Company at which the chairman of the meeting will preside.

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Register	the register of Members to be kept pursuant to section 113 CA 2006 and includes, if relevant, and so long as the Regulations require, a related Operator register of Members maintained under Regulation 20(1)(b) of the Regulations.

Regulations	the Uncertificated Securities Regulations 2001 (SI 2001 no. 3755) including any modification of them or any regulations in substitution for them for the time being in force.

Relevant Class	a class of share which is, for the time being, a participating security for the purposes of, and subject to, the Regulations.

Secretary	the secretary of the Company and, subject to the provisions of the Statutes, includes an assistant or deputy secretary and any person appointed by the Directors to perform any of the duties of the secretary.

Section 793 Notice	a notice served by the Company under section 793 CA 2006.

Securities Act	the Securities Act of 1933.

Statutes	CA 2006, the Regulations, the Electronic Communications Act 2000 and all other statutes and secondary legislation for the time being in force relating to companies to the extent that they apply to the Company.

Uncertificated Share	(subject to Regulation 42(11)(a) of the Regulations), a share in the capital of the Company title to which is recorded on the Operator register of Members of the Company and which may, by virtue of the Regulations, be transferred by means of a relevant system and references in these Articles to a share being held in uncertificated form will be construed accordingly.

United Kingdom	Great Britain and Northern Ireland.

UK Listing Authority	means the Financial Conduct Authority in its capacity as competent authority for the purposes of part VI Financial Services and Markets Act 2000.

2.2	Where the context so requires, words denoting the singular include the plural and vice versa, words denoting the masculine gender include the feminine, and persons include corporations, partnerships, other incorporated bodies and all other legal entities, with the necessary adaptation.

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2.3	Words and expressions defined in CA 2006 and in the Regulations have the same meanings in these Articles, unless the context otherwise requires.

2.4	Where these Articles refer to a relevant system in relation to any share, the reference is to the system in which that share is a participating security at the relevant time.

2.5	Any reference to a provision of any statute, statutory instrument, note, order or regulation is construed as a reference to such provision as amended, modified, consolidated or re-enacted from time to time.

2.6	References in these Articles to a share being in uncertificated form are references to that share being an uncertificated unit of a security.

2.7	References to writing and written include references to a method of representing words in a legible and non transitory form, whether sent or supplied in electronic form or otherwise.

2.8	The headings are inserted for convenience and do not affect the construction of these Articles.

3.	Limited liability

The liability of the Members is limited to the amount, if any, unpaid on the shares in the Company held by them.

4.	Change of name

The Company may change its name by resolution of the Board.

5.	Share capital and variation of rights

5.1	Subject to the Statutes and without prejudice to any rights for the time being conferred on the Holders of any shares or class of shares, any share in the Company may be allotted with such preferred, deferred or other rights, or such restrictions, whether in regard to Dividend, return of capital, voting or otherwise, as the Company may from time to time by ordinary resolution determine or, if no such determination be made, as the Board determines.

5.2	Subject to the provisions of CA 2006 and to the authority of the Company in general meeting, the Board has unconditional authority to allot, grant options over, issue warrants in respect of, offer or otherwise deal with or dispose of any shares of the Company to such persons, at such times and generally on such terms and conditions as they may determine.

5.3	The Company may issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the Holders of those shares.

5.4	Subject to the provisions of the Statutes and to the authority of the Company in general meeting, the Company has power to purchase its own shares, including any redeemable shares.

5.5	When any shares are to be issued, the Board may vary the amount of calls to be paid and the time of payment of such calls as between the allottees of such shares.

5.6	If by the conditions of allotment of any share the whole or part of its issue price is payable by instalments, every such instalment will, when due, be paid to the Company by the person who for the time being is the registered Holder of the share.

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5.7	In addition to all other powers of paying commissions, the Company may exercise the powers conferred by the Statutes of paying commissions to persons subscribing or procuring subscriptions for shares of the Company, or agreeing so to do, whether absolutely or conditionally. Subject to the provisions of the Statutes and to the rules of the UK Listing Authority, any such commissions may be satisfied by the payment of cash or, with the sanction of an ordinary resolution, by the allotment of fully or partly Paid Up shares of the Company or by any such combination. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

5.8	Except as required by law, no person will be recognised by the Company as holding any share upon any trust, and except only as otherwise provided by these Articles or as required by law or under an order of a court of competent jurisdiction, the Company will not be bound by or recognise any equitable, contingent, future or partial interest in any share, or any interest in any fraction or part of a share, or any other right in respect of any share, except an absolute right to the entirety of it in the registered Holder.

5.9	Subject to the Statutes, if at any time the capital of the Company is divided into different classes of shares, all or any of the rights or privileges attached to any class may be varied or abrogated either in such manner, if any, as may be provided by such rights, or in the absence of any such provision, with the consent in writing of the Holders of at least three fourths of the nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate meeting of the Holders of the shares of that class, but not otherwise.

5.10	All the provisions of these Articles relating to general meetings of the Company, or to the proceedings at them, and the provisions of sections 284, 307 and 310 CA 2006 apply to every such separate meeting referred to in article 5.9, with any necessary modifications, except that the necessary quorum at any such meeting other than an adjourned meeting will be two or more persons present holding or representing by proxy at least one third in nominal value of the issued shares of the class in question (excluding any shares of that class held as treasury shares). The quorum at an adjourned meeting will be one person holding shares of the class in question or his proxy. Any Holder of shares of the class in question present in person or by proxy may demand a poll.

5.11	The creation or issue of shares ranking equally with or subsequent to the shares of any class will not, unless otherwise expressly provided by these Articles or the rights attached to such shares as a class, be deemed to be a variation of the rights of such shares.

6.	Certificates and Uncertificated Shares

6.1	Subject to articles 6.7 to 6.9, every person, other than a person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate by virtue of section 778 CA 2006 whose name is entered as a Member in the Register is entitled, without payment, to one certificate for all the shares of each class for the time being held by him or, upon payment of such reasonable out-of-pocket expenses as the Board may from time to time determine for every certificate after the first, to several certificates, each for one or more of his shares.

6.2	Every certificate will:

6.2.1	be issued within two months after allotment or the lodgement with the Company of the transfer of the shares, not being a transfer which the Company is for any reason entitled to refuse to register and does not register, unless the conditions of issue of such shares otherwise provide or except as exempted by virtue of section 778 CA 2006;

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6.2.2	be issued by affixing the official seal kept by the Company by virtue of section 50 CA 2006 to, or printing the seal or a representation of it on the certificate or signed by at least two Directors or by at least one Director and the Secretary. The Directors may by resolution decide, either generally or in any particular case or cases, that the signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or other means, or may be printed on them, or that the certificates need not be signed by any person; and

6.2.3	specify the number and class and distinguishing numbers, if any, of the shares to which it relates, and the amount Paid Up on them.

6.3	The Company is not bound to register more than four persons as the joint Holders of any share or shares, except in the case of executors or trustees of a deceased Member. In the case of a share held jointly by several persons, the Company is not bound to issue more than one certificate for it. Delivery of a certificate for a share to one of several joint Holders will be sufficient delivery to all.

6.4	Subject to articles 6.7 to 6.10, where a Member transfers part of his holding of shares, he will be entitled to a certificate for the balance of his holding without charge.

6.5	Subject to articles 6.7 to 6.10, if a share certificate is lost, destroyed, defaced or worn out, it will be renewed and, in case of loss or destruction, on such terms, if any, as to evidence and indemnity as the Board thinks fit, and, in case of defacement or wearing out, on delivery to the Company of the old certificate.

6.6	The Company will not make any charge for any certificate issued under article 6.5 but will be entitled to charge for any exceptional out of pocket expenses it incurred relating to the issue of any new certificate.

6.7	The Board has power to implement whatever arrangements it, in its absolute discretion, sees fit in order for any class of shares to be a participating security for the purposes of, and subject always to, the Regulations and the facilities and requirements of the relevant system concerned. Where the Board does so, articles 6.8 and 6.9 will take effect immediately prior to the time at which the Operator of the relevant system concerned permits the class of shares concerned to be a participating security.

6.8	In relation to any class of shares which is a participating security, and as long as that class remains a participating security, no provision of these Articles will apply or have effect to the extent that it is in any respect inconsistent with:

6.8.1	the holding of that class in uncertificated form;

6.8.2	the transfer of title to shares of that class by means of a relevant system; or

6.8.3	the Regulations.

6.9	Without prejudice to the generality of article 6.8 and notwithstanding anything contained in these Articles, where any class of share is, for the time being, a participating security:

6.9.1	the Register relating to the Relevant Class will be maintained at all times in the United Kingdom;

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6.9.2	shares of the Relevant Class may be issued in uncertificated form in accordance with, and subject to, the Regulations;

6.9.3	unless the Board decides otherwise, shares of the Relevant Class held by the same Holder or joint Holder in certificated and uncertificated form will be treated as separate holdings;

6.9.4	shares of the Relevant Class may be changed from uncertificated to certificated form and vice versa, in accordance with and subject to the Regulations;

6.9.5	title to shares of the Relevant Class which are recorded on the Register as being held in uncertificated form may be transferred by means of the relevant system concerned and accordingly, and in particular, articles 6.1 to 6.8 and article 10 will not apply to those shares to the extent that those articles require or contemplate transfer by an instrument in writing and the production of a certificate for the shares to be transferred;

6.9.6	the Company will comply with the provisions of Regulations 20 and 22 in relation to the Relevant Class and article 6.7, in particular, will be read as subject to Regulation 22;

6.9.7	the provisions of these Articles relating to meetings of or including Holders of the Relevant Class, including notices of such meetings, will be subject to Regulation 34; and

6.9.8	articles 6.1 to 6.8 will not apply so as to require the Company to issue a certificate to any person holding shares of the Relevant Class in uncertificated form.

6.10	Where any class of shares is a participating security and the Company is entitled under the Statutes or these Articles to sell, transfer, dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company may, subject to the Statutes and these Articles and the facilities and requirements of the relevant system:

6.10.1	require the Holder of that Uncertificated Share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

6.10.2	require the Holder of that Uncertificated Share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

6.10.3	require the Holder of that Uncertificated Share by notice to appoint any person to take any step including, without limitation, the giving of any instructions by means of the relevant system necessary to transfer that share within the period specified in the notice;

6.10.4	take any action that the Board considers appropriate to achieve the sale, transfer, disposal of, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of it; and

6.10.5	assume that the entries on any record of securities maintained by it in accordance with the Regulations and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities. Accordingly the Company will not be liable in respect of any act or thing done or omitted to be done by or on behalf of it in reliance upon such assumption. Any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register will be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

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7.	Lien

7.1	The Company has a first and paramount lien on every share, which is not a fully paid share, for all money, whether presently payable or not, called or payable at a fixed time in respect of such share. The Company’s lien, if any, on a share extends to all Dividends or other money payable on it or in respect of it. The Board may resolve that any share will be exempt from the provisions of this article 7.1 for some specified period.

7.2	For the purpose of enforcing such lien, the Company may sell, in such manner as the Board thinks fit, any share on which the Company has a lien, but no sale will be made unless some money in respect of which the lien exists are presently payable and 14 Clear Days have expired after a notice in writing, stating and demanding payment of the money presently payable and including notice of intention to sell in default, has been served on the Holder for the time being of the shares or the person entitled by reason of his death or bankruptcy to the shares.

7.3	The net proceeds of any such sale will be applied in or towards payment or satisfaction of the amount in respect of which the lien exists as is presently payable and any residue will, subject to a like lien in respect of sums not presently payable as existed upon the shares prior to the sale, be paid to the person entitled to the shares immediately prior to the sale.

7.4	For giving effect to any such sale, the Board may authorise some person to transfer the shares sold to their purchaser.

7.5	The purchaser will be registered as the Holder of the shares so transferred and he will not be bound to see to the application of the purchase money, nor will his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

8.	Calls on shares

8.1	The Board may, subject to the provisions of these Articles and to any conditions of allotment, from time to time make calls upon the Members in respect of any money unpaid on their shares, whether on account of the nominal value of the shares or by way of premium. Each Member will, subject to being given at least 14 Clear Days’ notice specifying the time or times and place of payment, pay to the Company at the time or times and place so specified the amount called on his shares.

8.2	A call may be payable by instalments and may be postponed or wholly revoked or in part revoked, as the Board may determine.

8.3	A call will be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

8.4	The joint Holders of a share are jointly and severally liable to pay all calls in respect of it and any one of such persons may give effective receipts for any return of capital payable in respect of such shares.

8.5	If by the terms of any admission document, prospectus, listing particulars or any other document relating to an issue of shares in the Company or by the conditions of allotment, any amount is payable in respect of any shares by instalments, every such instalment will be payable as if it were a call duly made by the Board of which due notice had been given.

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8.6	If a sum called in respect of a share is not paid before or on the day appointed for its payment, the person from whom the sum is due must pay interest on the sum at such rate as may be fixed by the terms of allotment of the share or, if no rate is fixed, at the appropriate rate, as defined by section 592 CA 2006, from the day appointed for its payment to the time of actual payment. The Board is at liberty to waive payment of such interest wholly or in part.

8.7	Any sum which by or pursuant to the terms of issue of a share becomes payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, will for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by or pursuant to the terms of issue, it becomes payable. In case of non payment, all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise apply as if such sum had become payable by virtue of a call duly made and notified.

8.8	The Board may make arrangements on the issue of shares for a difference between the Holders in the amount of calls to be paid and in the times of payment.

8.9	The Board may receive from any Member willing to advance it all or any part of the money unpaid upon the shares held by him, beyond the sums actually called up on them, as a payment in advance of calls, and such payment in advance of calls will extinguish, so far as they extend, the liability upon the shares in respect of which it is advanced. The Company may pay interest upon the money so received, or so much of it as from time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received, at such rate as the Members paying such sum and the Board agree. Any such payment in advance will not entitle the Holder of the shares in question to participate in any Dividend in respect of the amount advanced.

9.	Forfeiture of shares

9.1	If a Member fails to pay any call or instalment of a call before or on the date appointed for its payment the Board may, at any time after that date, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued on it and all expenses incurred by the Company by reason of such non payment.

9.2	The notice will name a further date, not earlier than 14 Clear Days from the date of its service, on or before which, and the place where, the payment required by the notice is to be made, and will state that, in the event of non payment on or before the date, and at the place appointed, the shares on which the call was made will be liable to be forfeited.

9.3	If the requirements of any such notice are not complied with, any share in respect of which it has been given may at any time before payment of all calls, interest and expenses due in respect of it has been made, be forfeited by a resolution of the Board. Such forfeiture will include all Dividends which have been declared on the forfeited shares and not actually paid before the forfeiture.

9.4	When any share has been forfeited, notice of the forfeiture will be served upon the person who was before forfeiture the Holder of it, but no forfeiture will be in any manner invalidated by any omission to give such notice. Subject to the provisions of the Statutes, any share so forfeited will become the property of the Company, no voting rights may be exercised in respect of it and the Board may within three years of such forfeiture sell, re-allot, or otherwise dispose of it in such manner as they think fit, either to the person who was before the forfeiture its Holder, or to any other person, and either with or without any past or accruing Dividends, and in the case of re-allotment, with or without any money paid on it by the former Holder being credited as Paid Up on it. Any share not so disposed of within a period of three years from the date of its forfeiture will be cancelled in accordance with the provisions of the Statutes.

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9.5	The Board may at any time, before any share so forfeited has been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture upon such conditions as they think fit.

9.6	A person whose shares have been forfeited ceases to be a Member in respect of the forfeited shares and must, if the shares are Certificated Shares, surrender to the Company the certificate for them. That person remains liable to pay to the Company all money which at the date of forfeiture was payable by him to the Company in respect of the shares and interest on them in accordance with article 8.6, and the Board may enforce payment without any allowance for the value of the shares at the time of forfeiture.

9.7	A statutory declaration by a Director or the Secretary that a share has been duly forfeited on a date stated in the declaration is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. Such declaration and the receipt by the Company of the consideration, if any, given for the share on its sale, re-allotment or disposal, together with the certificate, if any, for the share delivered to a purchaser or allottee of it, subject to the execution of a transfer if so required, constitutes a good title to the share. Where a forfeited share held in uncertificated form is to be transferred to any person, the Board may exercise any of the Company’s powers under article 6.10 to effect the transfer of the share to that person. The Company may receive any consideration for the share on its disposal. The person to whom the share is sold, re-allotted or disposed of will be registered as its Holder and will not be bound to see to the application of any consideration, nor will his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

9.8	The Board may accept the surrender of any share liable to be forfeited under these Articles and in any such case any reference in these Articles to forfeiture includes surrender.

10.	Transfer of shares

10.1	Subject to articles 6.7 to 6.9, any Member may transfer any of his Certificated Shares by instrument of transfer in any usual form or in such other form as the Board approves. The instrument must be Executed by or on behalf of the transferor and (except in the case of a share which is fully Paid Up) by or on behalf of the transferee but need not be under seal. The transferor is deemed to remain the Holder of the share until the name of the transferee is entered in the Register in respect of it. Transfers of shares in uncertificated form will be effected by means of the relevant system in accordance with the Statutes and these Articles.

10.2	Subject to article 6, the Board may refuse to register a transfer of a Certificated Share unless the instrument of transfer:

10.2.1	is in respect of only one class of shares;

10.2.2	is in favour of not more than four joint transferees;

10.2.3	is duly stamped (if required); and

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10.2.4	is lodged at the Office or such other place as the Board may decide accompanied by the certificate for the shares to which it relates (except in the case of a transfer by a recognised person to whom no certificate was issued) and such other evidence (if any) as the Board may reasonably require to prove the title of the transferor and the due execution by him of the transfer or, if the transfer is Executed by some other person on his behalf, the authority of that person to do so.

10.3	The Board may in its absolute discretion and without giving any reasons, refuse to register any transfer of a Certificated Share which is not fully Paid Up, but this discretion may not be exercised in such a way as to prevent dealings in the shares from taking place on an open and proper basis.

10.4	The Board may, in circumstances permitted by the London Stock Exchange, disapprove the transfer of a Certificated Share if the exercise of such power does not disturb the market in the shares.

10.5	The Board may refuse to register the transfer of an Uncertificated Share in any circumstances permitted by the London Stock Exchange, the Regulations and the rules and practices of the Operator of the relevant system if the exercise of such power does not disturb the market in the shares.

10.6	The Board shall not refuse to register any transfer or renunciation of partly paid shares which are admitted to, or for which Depository Shares are admitted to, Nasdaq on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.

10.7	If the Board refuses to register a transfer of any share it must serve on the transferee a notice of such refusal within whichever of the following periods is the earlier:

10.7.1	the time required by the Listing Rules or the London Stock Exchange; and

10.7.2	two months after the date on which the transfer was lodged with the Company or the Operator instruction was received, as the case may be.

10.8	No fee will be charged for the registration of a transfer or other document relating to or affecting the title to any share or for making any entry in the Register affecting the title to any share.

10.9	Subject to article 46, all instruments of transfer which are registered may be retained by the Company but any instrument of transfer which the Board refuses to register will (except in the case of suspected fraud) be returned to the person depositing it when notice of the refusal is given.

11.	Transmission of shares

11.1	If a Member dies, the survivors or survivor (where the deceased was a joint Holder) and the executors or administrators of the deceased (where he was a sole or only surviving Holder) are the only persons recognised by the Company as having any title to his interest in the shares. Nothing in this article will release the estate of a deceased joint Holder from any liability in respect of any share jointly held by him.

11.2	Except as provided in these Articles, any person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, upon producing such evidence as to his title as may be required by the Board, elect either to be registered himself as the Holder of the share or to have some person nominated by him registered as its Holder.

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11.3	If the person becoming entitled by transmission to a Certificated Share elects to be registered himself, he must deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, and the share is a Certificated Share, he must signify his election by signing a transfer of the share in favour of that person. If the person elects to be registered or have another person registered, and the share is an Uncertificated Share, he must take any action as the Board may require including, without limitation, the execution of any document and the giving of any instruction by means of a relevant system to enable himself or that other person to be registered as the Holder of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares apply to any such notice or transfer as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by such Member.

11.4	A person becoming entitled to a share in consequence of the death or bankruptcy of a Member will, upon supply to the Company of such evidence as the Board may reasonably require as to his title to the share, be entitled to receive and may give a discharge for all benefits arising or accruing on or in respect of the share, but he will not be entitled in respect of that share to receive notices of or to attend or vote at meetings of the Company, or, except as previously stated, to any of the rights or privileges of a Member until he has become a Member in respect of the share. The Board may at any time serve notice requiring any such person who is the Holder of a fully Paid Up share to elect either to be registered himself or to transfer the share and, if within 60 days the notice is not complied with, such person will be deemed to have elected to be registered as a Member in respect of the share and may be registered accordingly.

12.	Disclosure of interests in shares

12.1	If a Member, or any other person appearing to be interested in shares held by that Member, has been issued with a notice under section 793 of CA 2006 (Section 793 Notice) and has failed in relation to any shares (Default Shares, which expression includes any shares issued after the date of such notice in right of those shares) to give the Company the information required by the Section 793 Notice within the prescribed period from the service of the notice, the following sanctions shall apply unless the Board determines otherwise:

12.1.1	the Member shall not be entitled in respect of the Default Shares to be present or to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares or to exercise any other right conferred by membership in relation to any such meeting; and

12.1.2	where the Default Shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any shares held as treasury shares):

12.1.2.1	any dividend or other money payable for such shares shall be withheld by the Company, which shall not have any obligation to pay interest on it, and the Member shall not be entitled to elect, to receive shares instead of that dividend; and

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12.1.2.2	no transfer, other than an excepted transfer, of any shares held by the Member shall be registered unless the Member himself or herself is not in default of supplying the required information and the Member proves to the satisfaction of the Board that no person in default of supplying such information is interested in any of the shares that are the subject of the transfer.

12.1.3	for the purposes of ensuring article 12.1.2.2 can apply to all shares held by the Member, the Company may in accordance with the uncertificated securities rules, issue a written notification to the Operator requiring conversion into certificated form of any share held by the Member in uncertificated form.

12.2	Where the sanctions under article 12.1 apply in relation to any shares, they shall cease to have effect (and any dividends withheld under article 12.1.2 shall become payable):

12.2.1	if the shares are transferred by means of an excepted transfer but only in respect of the shares transferred; or

12.2.2	at the end of the period of seven days (or such shorter period as the Board may determine) following receipt by the Company of the information required by the Section 793 Notice and the Board being fully satisfied that such information is full and complete.

12.3	Where, on the basis of information obtained from a Member in respect of any share held by him or her, the Company issues a Section 793 Notice to any other person, it shall at the same time send a copy of the notice to the Member, but the accidental omission to do so, or the non-receipt by the Member of the copy, shall not invalidate or otherwise affect the application of article 12.1.

12.4	For the purpose of this Articles:

12.4.1	a person, other than the Member holding a share, shall be treated as appearing to be interested in that share if the Member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the Member or, pursuant to a Section 793 Notice, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

12.4.2	interested shall be construed as it is for the purpose of section 793 of CA 2006;

12.4.3	reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes reference:

12.4.3.1	to his, her or it having failed or refused to give all of any part of it; and

12.4.3.2	to his, her or it having given information which he or she knows to be false in a material particular or having recklessly given information which is false in a material particular;

12.4.4	prescribed period means fourteen days;

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12.4.5	excepted transfer means, in relation to any shares held by a Member:

12.4.5.1	a transfer by way of or pursuant to acceptance of a takeover offer for the Company (within the meaning of section 974 of CA 2006); or

12.4.5.2	a transfer in consequence of a sale made through Nasdaq or any other recognised investment exchange (as defined in section 285 of the FSMA) or any other stock exchange on which the Company’s shares or Depositary Shares are normally traded; or

12.4.5.3	a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the Member and with any other person appearing to be interested in the shares.

13.	Approved depositaries

Maintenance of register by Approved Depositary

13.1	An Approved Depositary shall maintain a register or system(s) (the “Proxy Register”) in which shall be recorded the aggregate number of ordinary shares which for the time being are registered in the name of the Approved Depositary or its nominee (the “Depositary Shares”) as well as the name and address of each person who is for the time being appointed as an Appointed Proxy pursuant to Article 13.2 below and, against his name and address, the number of Depositary Shares in respect of which that Appointed Proxy’s appointment for the time being subsists (his “Appointed Number”). The Proxy Register shall be open to inspection by any person authorised by the Company during usual business hours and the Approved Depositary shall furnish to the Company or its agents upon demand all such information as to the contents of the Proxy Register, or any part of it, as may be requested.

Appointment of Approved Proxies

13.2	Without prejudice to the right of an Approved Depositary or its nominee to exercise any rights conferred in these Articles, an Approved Depositary or its nominee may appoint as its proxy or proxies such person or persons as it thinks fit (each such person being an “Appointed Proxy”) and may determine the method by which and the terms upon which, such appointments are made, save that each such appointment shall specify the Appointed Number in respect of which that appointment is made and the aggregate Appointed Numbers of all the Appointed Proxies subsisting at any one time shall not exceed the aggregate number of Depositary Shares.

Rights of Appointed Proxies

13.3	Subject to the CA 2006 and any other provisions of law and subject to the provisions of this Article 13.3, and so long as the Depositary Shares shall be of a sufficient number so as to include his Appointed Number, an Appointed Proxy:

13.3.1	shall upon production to the Company at a general meeting of written evidence of his appointment (which shall be in such form as the Company and the Approved Depositary shall determine from time to time) be entitled to the same rights, and subject to the same restrictions, in relation to his Appointed Number as though the ordinary shares represented by the Appointed Number were registered in the name of the Approved Depositary (or its nominee) and the Appointed Proxy was a person validly appointed as proxy by the Approved Depositary (or its nominee); and

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13.3.2	shall himself be entitled, by an Instrument of proxy duly signed by him and deposited with the Company in accordance with Article 59, to appoint another person as his proxy in relation to his Appointed Number so that the provisions of these paragraphs shall apply (mutatis mutandis) in relation to such an appointment as though the ordinary shares represented by the Appointed Number were registered in the name of the Appointed Proxy and the appointment by the Appointed Proxy was made.

Notices to Appointed Proxies

13.4	The Company may send an Appointed Proxy at his address as is shown in the Proxy Register all notices and other Documents which are sent to the Holders of ordinary shares.

Payment of dividends to Appointed Proxies

13.5	The Company may pay to an Appointed Proxy at his address as shown in the Proxy Register all dividends payable on the ordinary shares in respect of which he has been appointed as Appointed Proxy, and payment of any such dividend shall be a good discharge to the Company of its obligation to make payment to the Approved Depositary or its nominee in respect of the ordinary shares concerned.

Determination of entitlement of Appointed Proxies

13.6	For the purposes of determining which persons are entitled as Appointed Proxies:

13.6.1	to exercise the rights conferred by Article 13.3;

13.6.2	to receive notices and other Documents sent pursuant to Article 13.4; and

13.6.3	to be paid dividends pursuant to Article 13.5.

and each Appointed Proxy’s Appointed Number, the Approved Depositary may determine that the Appointed Proxies who are so entitled shall be the persons entered in the Proxy Register at the close of business on a date (an “Appointed Proxy Record Date”) determined by the Approved Depositary in consultation with the Company.

13.7	When an Appointed Proxy Record Date is determined for a particular purpose:

13.7.1	the number of Depositary Shares in respect of which a person entered in the Proxy Register as an Appointed Proxy is to be treated as having been appointed for that purpose shall be the number appearing against his name in the Proxy Register as at the close of business on the Appointed Proxy Record Date; and

13.7.2	changes to entities in the Proxy Register after the close of business on the Appointed Proxy Record Date shall be disregarded in determining the entitlement of any person for the purpose concerned.

No interest in Shares

13.8	Except as required by law, no Appointed Proxy shall be recognised by the Company as holding any interest in Shares upon any trust and subject to the recognition of the rights conferred in relation to general meetings by appointments made by Appointed Proxies pursuant to Article 13.3.2 the Company shall be entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the Approved Depositary) who has any interest in the ordinary shares in respect of which the Appointed Proxy has been appointed.

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Questions as to validity to vote Depositary Shares

13.9	If any question shall arise as to whether any particular person or persons has or have been validly appointed to vote (or exercise any other right) in respect of any Depositary Shares (whether by reason of the aggregate number of Shares in respect of which appointments are recorded in the Proxy Register exceeding the aggregate number of Depositary Shares or for any other reason) such question shall if arising at or in relation to a general meeting be determined by the Chairman of the Meeting (and if arising in any other circumstances shall be determined by the Directors) whose determination (which may include declining to recognise a particular appointment or appointments as valid) shall if made in good faith be conclusive and binding on all persons interested.

14.	New shares

All new shares are subject to the provisions of these Articles with reference to payment of calls, lien, forfeiture, transfer, transmission and otherwise. Unless otherwise provided by these Articles or by the conditions of issue, the new shares will upon issue be ordinary shares.

15.	Alteration of capital

15.1	The Company may by ordinary resolution:

15.1.1	consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares; and

15.1.2	subdivide its shares, or any of them, into shares of smaller nominal value, subject nevertheless to the Statutes, and so that the resolution by which any share is subdivided may determine that, as between the Holders of the shares resulting from such subdivision, one or more of the shares may have any such preferred or other special rights over or may have such deferred rights or be subject to any such restrictions as compared with the others as the Company has power to attach to new shares.

15.2	All shares created in accordance with article 15.1.1 or 15.1.2 will be subject to all the provisions of these Articles.

15.3	The Company may from time to time by special resolution reduce its share capital, capital redemption reserve fund, any share premium account or any other non distributable reserves in any manner authorised by the Statutes and diminish the amount of its share capital by the amount of the shares so cancelled.

15.4	Whenever as a result of any consolidation of shares any Members would become entitled to fractions of a share, the Board may for the purpose of eliminating such fractions sell the shares representing the fractions for the best price reasonably obtainable and distribute the proceeds of sale in due proportion among the Members who would have been entitled to the fractions of shares.

15.5	For the purpose of any such sale, the Board may authorise some person to transfer the shares representing the fractions to their purchaser, whose name will be entered in the Register as the Holder of the shares, and who will not be bound to see to the application of the purchase money, and the title to the shares of such purchaser will not be affected by any irregularity or invalidity in the proceedings in reference to the sale.

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16.	Convening and format of general meetings

16.1	Subject to the provisions of CA 2006, the annual general meeting will be held at such time and place or places as the Board may determine.

16.2	In the case of any general meeting and without prejudice to article 16.3 and article 16.4, the Directors may make arrangements for simultaneous attendance at and participation in the general meeting in more than one physical place anywhere in the world by persons entitled to attend the meeting. The Members present in person or by proxy at a satellite place shall be counted in the quorum for, and be entitled to vote at, the general meeting in question. The general meeting shall be duly constituted and its proceedings valid if the chair of the general meeting is satisfied that adequate facilities are available throughout the meeting to ensure that Members attending at the principal place and any satellite place(s) (each as defined below) are able to:

16.2.1	participate in the business for which the meeting has been convened;

16.2.2	hear all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

16.2.3	be heard by all other persons so present in the same way.

The general meeting shall be deemed to take place at the place where the chair of the general meeting presides (the “principal place”, with any other location where that meeting takes place being referred in these articles as a “satellite place”). The powers of the chair shall apply equally to each satellite place, including his or her power to adjourn the meeting as referred to in article 19.

16.3	Without prejudice to article 16.2 and article 16.4, the Directors may determine in relation to any general meeting (including any general meeting that is being held at more than one physical place) to enable persons entitled to attend and participate to do so by simultaneous attendance and participation by means of electronic facility or facilities determined by the Directors (any such general meeting being a “hybrid general meeting”). The Members or their proxies present personally or by means of an electronic facility or facilities shall be counted in the quorum for, and entitled to participate in, the general meeting in question.

The general meeting shall be duly constituted and its proceedings valid if the chair of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that Members attending the general meeting by all means (including by means of an electronic facility or facilities) are able to:

16.3.1	participate in the business for which the general meeting has been convened;

16.3.2	hear all persons who speak at the general meeting; and

16.3.3	be heard by all other persons attending and participating in the general meeting.

16.4	Without prejudice to article 16.2 and article 16.3, the Directors may determine in relation to any general meeting to enable persons entitled to attend and participate to do so by means of electronic facility or facilities determined by the Directors with no Member necessarily in physical attendance (any such general meeting being an “electronic general meeting”). The Members or their proxies present by means of an electronic facility or facilities shall be counted in the quorum for, and entitled to participate in, the general meeting in question. The general meeting shall be duly constituted and its proceedings valid if the chair of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that Members attending the general meeting who are not present together at the same place may, by means of an electronic facility or facilities, attend, speak and vote at it.

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16.5	If a general meeting is held as a hybrid general meeting or an electronic general meeting, the Directors (and, at a general meeting, the chair) may (subject to the requirements of CA 2006) make any arrangement and impose any requirement or restriction in connection with participation by such electronic facility or facilities, including any arrangement, requirement or restriction that is:

16.5.1	necessary to ensure the identification of those taking part and the security of the electronic facility or facilities; and

16.5.2	proportionate to the achievement of those objectives.

In this respect, the Board may authorise any voting application, system or facility for hybrid general meetings or electronic general meetings as it sees fit.

16.6	If, at any hybrid general meeting or electronic general meeting, any document is required to be on display or to be available for inspection at the meeting (whether prior to or for the duration of the meeting or both), the Company shall ensure that it is available in electronic form to persons entitled to inspect it for at least the required period of time, and this will be deemed to satisfy any such requirement.

16.7	Nothing in these articles:

16.7.1	shall preclude the holding and conducting of a general meeting in such a way that persons who are not present together at the same place may by electronic means attend and speak and vote at it; or

16.7.2	prevents a general meeting being held both physically and electronically.

17.	Procedure where meetings held at more than one place

17.1	The provisions of this article shall apply if any general meeting is held at or adjourned to more than one place.

17.2	The notice of such a Meeting or adjourned meeting shall specify the place at which the Chairman of the Meeting shall preside (for the purposes of this article 17 the “Specified Place”) and the Directors shall make arrangements for simultaneous attendance and participation at the Specified Place and at other places by Members, provided that persons attending at any particular place shall be able to see and hear and be seen and heard by means of audio visual links by persons attending the Specified Place and at the other places at which the meeting is held.

17.3	The Directors may from time to time make such arrangements for the purpose of controlling the level of attendance at any such place (whether involving the issue of tickets or the imposition of some geographical or regional means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that a Member who is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places, and the entitlement of any Member so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangements as may from time to time be in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

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17.4	For the purposes of all other provisions of these Articles, any such meeting shall be treated as being held at the Specified Place.

17.5	If a meeting is adjourned to more than one place, not less than seven days’ notice of the adjourned meeting shall be given despite any other provision of these Articles.

18.	Notice of general meetings

18.1	Subject to the provisions of section 307 CA 2006, an annual general meeting must be called by at least 21 Clear Days’ notice and all other general meetings must be called by at least 14 Clear Days’ notice.

18.2	Every notice must specify the Principal Place, the day and the time of meeting and, in the case of an annual general meeting, must specify the meeting as such.

18.3	Notices must be served in the manner stated in these Articles on all the Members, other than those who under the provisions of these Articles or under the rights attached to the shares held by them are not entitled to receive the notice, to each of the Directors and to the Auditors.

18.4	Notwithstanding that it is called by shorter notice than that specified in article 18.1, a meeting of the Company is deemed to have been duly called if it is so agreed:

18.4.1	in the case of a meeting called as an annual general meeting, by all the Members entitled to attend and vote at it; or

18.4.2	in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving that right (excluding any shares held as treasury shares).

18.5	If the Board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone the general meeting to another date, time and/or place. In that event notice of the date, time and place of the postponed meeting will, if practicable, be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such postponed meeting will not be required.

18.6	The accidental omission to give notice of a meeting or resolution or to send any notification when required by the Statutes or these Articles relating to the publication of a notice of meeting on a website or (in cases where proxies are sent out with the notice) the accidental omission to send a proxy to, or the non receipt of any such notice, resolution, notification or proxy by, any person entitled to receive it will not invalidate the proceedings at that meeting.

18.7	In every notice calling a meeting of the Company or any class of the Members of the Company, there will appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to exercise all the Member’s rights and to attend, speak and vote instead of him, and that a proxy need not also be a Member.

18.8	Where special notice of a resolution is required by any provision contained in CA 2006, the resolution is not effective unless notice of the intention to move it has been given to the Company not fewer than 28 days, or such shorter period as CA 2006 permits, before the meeting at which it is moved, and the Company must give to its Members, notice of any such resolution as required by and in accordance with the provisions of CA 2006.

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18.9	It is the duty of the Company, subject to the provisions of CA 2006, on the requisition in writing of such number of Members as is specified in CA 2006 and, unless the Company otherwise resolves, at the expense of the requisitionists:

18.9.1	to give to Members entitled to receive notice of the next annual general meeting notice of any resolution which may properly be moved and is intended to be moved at that meeting; and

18.9.2	to circulate to Members entitled to have notice of any general meeting sent to them, a statement of not more than 1,000 words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

19.	Proceedings at general meetings

19.1	The Board may direct that Members or proxies wishing to attend any general meeting must submit to such searches or other security arrangements or restrictions as the Board considers appropriate in the circumstances and may, in its absolute discretion, refuse entry to, or eject from, such general meeting any Member or proxy who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

19.2	No business may be transacted at any general meeting unless a quorum is present. Except as otherwise provided in these Articles, two persons entitled to vote at the meeting each being a Member or a proxy for a Member or a representative of a corporation which is a Member, duly appointed as such in accordance with the Statutes, are a quorum. In calculating whether a quorum is present for the purposes of this article 19.2, if two or more persons are appointed as proxies for the same Member or two or more persons are appointed as corporate representatives of the same corporate Member only one of those proxies and only one of those corporate representatives will be counted.

19.3	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of, or by, Members, will be dissolved. In any other case, it will stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the Board may determine.

19.4	If, at such adjourned meeting, a quorum is not present within 15 minutes from the time appointed for holding the meeting, the Member or Members present in person or by proxy and entitled to vote will have power to decide upon all matters which could properly have been disposed of at the meeting as originally convened.

19.5	The chairman, if any, of the Board, or in his absence some other Director nominated by the chairman in writing, will preside as chairman at every general meeting of the Company, but if at any meeting neither the chairman nor such other Director is present within 15 minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present may choose some Director present to be chairman, or if no Director is present, or if all the Directors present decline to take the chair, the Members present may choose some Member present to be chairman.

19.6	The chairman may, with the consent of any meeting at which a quorum is present, and must if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally convened.

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19.7	When a meeting is adjourned for 30 days or more or for an indefinite period, the Company must give at least seven Clear Days’ notice, specifying the place, the day and the time of the adjourned meeting and that the Member or Members present will form a quorum, but it will not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Except as stated, it will not be necessary to give any notice of an adjournment.

19.8	At any general meeting, a resolution put to the vote of the meeting must be decided exclusively on a poll.

19.9	The instrument appointing a proxy to vote at a meeting is deemed also to confer authority to vote on a poll.

19.10	If any votes are counted which ought not to have been counted or might have been rejected, or if any votes are not counted which ought to have been counted, the error will not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of it, and it is in the opinion of the chairman of the meeting of sufficient magnitude to vitiate the result of the voting.

19.11	In the case of a resolution duly proposed as a special resolution no amendment, other than an amendment to correct a patent error, may be considered or voted upon. In the case of a resolution duly proposed as an ordinary resolution, no amendment, other than an amendment to correct a patent error, may be considered or voted upon unless, either at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed (regarding which, no account will be taken of any part of a day that is not a working day within the meaning of section 1173 CA 2006) notice in writing of the terms of the amendment and intention to move it is lodged at the Office, or the chairman, in his absolute discretion, decides that it may be considered or voted upon. If an amendment is proposed to any resolution under consideration but is ruled out of order by the chairman of the meeting the proceedings on the substantive resolution will not be invalidated by any error in such ruling.

19.12	Subject to the provisions of article 19.13, a poll will be taken in such manner as the chairman may direct, including the use of ballot or voting papers or tickets, and the result of a poll will be deemed to be the resolution of the meeting. The chairman may appoint scrutinisers, who need not be Members, and may fix some place and time for the purpose of declaring the result of the poll.

19.13	A poll on the election of a chairman or on a question of adjournment must be taken immediately. A poll on any other question must be taken immediately or at such time and place as the chairman directs, not being more than 30 days from the date of the meeting or the adjourned meeting. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting. In any other case, at least seven days’ notice must be given specifying the time and place at which the poll is to be taken.

19.14	In the case of an equality of votes, the chairman of the meeting is entitled to a further or casting vote.

20.	Votes of Members

20.1	Subject to any special rights or restrictions as to voting attached to any share by or in accordance with these articles, on a poll every Member present in person or by proxy and entitled to vote has one vote for every share of which he is the Holder.

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20.2	In the case of joint Holders of a share, the person whose name appears first in the Register is entitled, to the exclusion of the other joint Holders, to vote, whether in person or by proxy, in respect of the share.

20.3	A Member who is a patient within the meaning of the Mental Health Act 1983 may vote by his receiver, curator bonis, or other person appointed by such court (who may on a poll vote by proxy) provided that such evidence as the Board may require of the authority of the person claiming to vote has been deposited at the Office not fewer than 48 hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

20.4	No Member is entitled to be present or to be counted in the quorum or vote, either in person or by proxy, at any general meeting or at any separate meeting of the Holders of a class of shares or on a poll or to exercise other rights conferred by Membership in relation to the meeting or poll, unless all calls or other monies due and payable in respect of the Member’s share or shares have been paid. This restriction ceases on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of non payment.

20.5	No objection may be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or cast, and every vote not disallowed at such meeting will be valid for all purposes. Any such objection made in due time will be referred to the chairman of the meeting, whose decision is final, binding and conclusive.

20.6	On a poll, votes may be given either in person or by proxy and a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

20.7	Any person, whether a Member or not, may be appointed to act as a proxy. A Member may appoint more than one proxy to attend the same meeting so long as each proxy is appointed to exercise the rights attached to a different share or shares held by that Member. Deposit of an instrument of proxy does not preclude a Member from attending and voting in person at the meeting or any adjournment of it.

20.8	The appointment of a proxy must be in writing and in any usual form, or such other form as may be approved by the Board, and must be signed by the appointor or by his agent duly authorised in writing or if the appointor is a corporation, must be either under its common seal or signed by an officer or agent so authorised. If the appointment is in Electronic Form, it must be Executed on behalf of the appointor. The Board may, but will not be bound to, require evidence of authority of such officer or agent. An instrument of proxy need not be witnessed.

20.9	The appointment of a proxy and (if required by the Board) any power of attorney or other authority under which it is Executed, or a certified copy of such authority, must be delivered to the Office, or such other place in the United Kingdom specified for that purpose in the notice calling the meeting, or in any such proxy (or, where the appointment of the proxy was contained in an Electronic Communication, at the Electronic Address of the Company), not fewer than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote. In default, the proxy will not be valid. The appointment of a proxy to vote at any meeting and deposited as set out in this article will authorise the proxy so appointed to vote on any poll taken or demanded at such meeting or at any adjournment of such meeting.

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20.10	In relation to any shares which are held in uncertificated form, the Board may from time to time permit appointments of a proxy to be made by means of an Electronic Communication in the form of an uncertificated proxy instruction (that is, a properly authenticated dematerialised instruction, or other instruction or notification, which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the Company as the Board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Board and subject always to the facilities and requirements of the relevant system concerned). The Board may in a similar manner permit supplements to, or amendments or revocations of, any such uncertificated proxy instruction to be made by like means. The Board may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction or other instruction or notification is to be treated as received by the Company or such participant. The Board may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a Holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.

20.11	No appointment of a proxy will be valid after the expiry of 12 months from the date of its execution, or its receipt by the participant in the relevant system concerned acting on behalf of the Company, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within 12 months from such date.

20.12	A vote given in accordance with the terms of a proxy or by the duly authorised representative of a corporate Member or a poll demanded by proxy or by the duly authorised representative of a corporate Member will be valid, notwithstanding, in the case of a proxy, the previous death or insanity of the principal, or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was Executed, provided that no notice in writing (including by Electronic Communication) of such death, insanity or revocation has been received by the Company at the Office at least three hours before the commencement of the meeting or adjourned meeting at which the proxy is used.

20.13	For the purposes of articles 20.9 to 20.12 Electronic Address includes in the case of any uncertificated proxy instructions an identification number of a participant in the relevant system concerned.

20.14	The Board may at the expense of the Company send, by post or otherwise, to the Members proxies, with or without provision for their return prepaid, for use at any general meeting or at any separate meeting of the Holders of any class of shares of the Company either in blank or nominating in the alternative any one or more of the Directors or any other persons. If, for the purpose of any meeting, invitations to appoint as proxy a person, or one of a number of persons, specified in the invitations are issued at the Company’s expense, they will be issued to all, and not to some only, of the Members entitled to be sent a notice of the meeting and to vote at it by proxy.

20.15	In calculating any periods mentioned in this article 20 no account will be taken of any part of a day that is not a working day (within the meaning of section 1173 CA 2006.

20.16	Without prejudice to the provisions of this article 20 and subject always to articles 5.10 and 19.2 as regards quorum, the Directors may, for the purposes of any general meeting of the Company or a separate meeting of the Holders of any class of shares, permit eligible Members to cast their votes in respect of any business to be disposed of by means of a designated website or other approved Electronic Communication.

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21.	Corporations acting by representatives

Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise any person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class of Members of the Company. The person or persons so authorised will be entitled to exercise the same powers on behalf of the corporation which he or they represent as the corporation could exercise if it were an individual Member of the Company and the corporation will, for the purposes of these Articles, be deemed to be present in person at any such meeting if any person so authorised is present at it.

22.	Directors

22.1	Unless and until otherwise determined by the Company by ordinary resolution, the number of Directors is not subject to a maximum but must not be fewer than two.

22.2	A Director is not required to hold any share qualification but is nevertheless entitled to attend and speak at any general meeting or at any separate meeting of the Holders of any class of shares of the Company.

23.	Alternate Directors

23.1	Any Director, other than an alternate Director, may at any time appoint any other Director, or any person approved by resolution of the Board, to be an alternate Director of the Company, and may at any time remove any alternate Director so appointed by him from office and, subject to such approval by the Board, appoint another person in his place. An alternate Director so appointed is not required to hold any share qualification.

23.2	Subject to his giving to the Company an address within the United Kingdom at which notices may be served upon him, an alternate Director is entitled to receive notices of all meetings of the Board and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in the absence of such appointor.

23.3	An alternate Director will cease to be an alternate Director on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director. If, however, any Director retires whether by rotation or otherwise but is reappointed by the meeting at which such retirement took effect, any appointment made by him pursuant to article 23.1 which was in force immediately prior to his retirement will continue to operate after his re-appointment as if he had not so retired.

23.4	All appointments and removals of alternate Directors must be effected by notice in writing signed by the Director making or revoking such appointment sent to or left at the Office.

23.5	Except as otherwise provided in these Articles, an alternate Director is deemed for all purposes to be an officer of the Company and is alone responsible to the Company for his own acts and defaults, and he is not deemed to be the agent of or for the Director appointing him. An alternate Director is not entitled to receive any remuneration from the Company for his services as such but his remuneration is payable out of the remuneration payable to the Director appointing him, and will consist of such part, if any, of the latter’s remuneration as is agreed between them. An alternate Director is entitled to be indemnified by the Company to the same extent as if he were a Director.

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24.	Powers and duties of Directors

24.1	The business of the Company is managed by the Board who may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of these Articles and of the Statutes, and to such directions, whether or not inconsistent with these Articles, as may be prescribed by the Company by special resolution. No such direction and no alteration of these Articles will invalidate any prior act of the Board which would have been valid if such direction or alteration had not been given or made. The general powers given by this article 24.1 are not limited or restricted by any special authority or power given to the Board by any other article.

24.2	The Board may from time to time provide for the management and transaction of the affairs of the Company in any specified locality, including abroad, in such manner as they think fit, and the provisions contained in articles 25.2 to 25.4 are without prejudice to the general powers conferred by this article 24.2.

24.3	The Board may exercise the powers conferred upon the Company by section 129 CA 2006 with regard to the keeping of an overseas branch register and the Board may, subject to the provisions of the Statutes, make and vary such regulations as they may think fit respecting the keeping of any such register.

24.4	The Board may establish and maintain, or procure the establishment and maintenance of, any pension, annuity or superannuation funds, whether contributory or otherwise, for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances and emoluments to, any person who is or was at any time a Director of or in the employment or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated with the Company or any such subsidiary or of any of the predecessors in business of the Company or any such other company, or who may be or have been a Director or officer of the Company, or of any such other company, and to the spouse, civil partner, child, and dependants of any such person.

24.5	Subject to particulars with respect to the proposed payment being disclosed to the Members of the Company and to the proposal being approved by the Company by ordinary resolution, if the Statutes so require, any Director who holds or has held any executive position or agreement for services is entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

24.6	The Board may also establish, subsidise and subscribe to any institutions, associations, societies, clubs or funds calculated to be for the benefit of, or to advance the interests and well being of, the Company or of any person or any other company mentioned in article 24.4, and make payments for or towards the insurance of any such person and subscribe or guarantee money for charitable or benevolent objects, or for any exhibition or for any political, public, general or useful object, and do any of such matters, either alone or in conjunction with any company mentioned in article 24.4.

24.7	The Board may exercise the voting power conferred by the shares in any other company held or owned by the Company or exercisable by members of the Board as directors of such other company in such manner in all respects as they think fit, including its exercise in favour of any resolution appointing themselves or any of them directors or other officers or employees of such company or voting or providing for the payment of remuneration to such officers or employees.

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24.8	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for money paid to the Company, must be signed, drawn, accepted, endorsed or otherwise Executed, as the case may be, in such manner as the Board may from time to time determine by resolution.

25.	Delegation of Directors’ powers and duties

25.1	The Board may delegate any of their powers, duties, discretion and authorities to committees consisting of such members or member of their body as they think fit. Any committee so formed must in the exercise of the powers, duties, discretions and authorities so delegated, conform to any regulations that may be imposed on it by the Board.

25.2	The Board may establish any councils, committees, local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or managers or agents, and may fix their remuneration, and may delegate to any council, committee, local board, manager or agent any of the powers, authorities and discretions vested in the Board, with power to subdelegate, and may authorise the members of any local board, or any of them, to fill any vacancies in it, and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board think fit, and the Board may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation will be affected by it.

25.3	The Board may from time to time, and at any time, appoint, whether by power of attorney or otherwise, any corporation, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the agent of the Company for such purposes and with such powers, authorities and discretions, not exceeding those vested in or exercisable by the Board under these Articles, and for such period and subject to such conditions as they may think fit. Any such appointment may contain such provisions for the protection and convenience of persons dealing with any such agent as the Board may think fit, and may also authorise any such agent to subdelegate all or any of the powers, authorities and discretions vested in him.

25.4	The meetings and proceedings of any such committee consisting of two or more members are governed by the provisions of these Articles regulating the meetings and proceedings of the Board so far as they are applicable and are not superseded by any regulations made by the Board under article 25.1. No resolution of a committee is effective unless a majority of its members present are Directors.

26.	Borrowing powers

26.1	The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part of it, and subject to the provisions of the Statutes, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

26.2	The Board may secure or provide for the payment of any money to be borrowed or raised by a mortgage of or charge upon all or any part of the undertaking or property of the Company, both present and future, and upon any capital remaining unpaid upon the shares of the Company whether called up or not, or by any other security. The Board may confer upon any mortgagees or persons in whom any debenture or security is vested such rights and powers as they think necessary or expedient. They may vest any property of the Company in trustees for the purpose of securing any money so borrowed or raised and confer upon the trustees, or any receiver to be appointed by them, or by any debenture Holder, such rights and powers as the Board may think necessary or expedient in relation to the undertaking or property of the Company or its management or realisation, or the making, receiving, or enforcing of calls upon the Members in respect of unpaid capital, and otherwise. The Board may make and issue debentures to trustees for the purpose of further security and the Company may remunerate any such trustees.

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26.3	The Board may give security for the payment of any money payable by the Company in same manner as for the payment of money borrowed or raised.

26.4	The Board must keep a register of charges in accordance with the Statutes and the fee to be paid by any person, other than a creditor or Member of the Company for each inspection of the register of charges to be kept under the Statutes is £0.05 (five pence).

27.	Appointment and retirement of Directors

27.1	Each Director must retire from office at the third annual general meeting after the annual general meeting or general meeting (as the case may be) at which he was appointed or last re appointed.

27.2	Any Director who has held office with the Company, other than employment or executive office, and who, at the date of the annual general meeting, has held such office for nine years or more, will be subject to re appointment at each annual general meeting.

27.3	A Director who retires at an annual general meeting, whether by rotation or otherwise, may, if willing to act, be re-appointed. If he is not re appointed or deemed to have been re-appointed under article 27.4, he will retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

27.4	The Company, at the annual general meeting at which a Director retires in the manner set out in article 27.1 or article 27.2 may fill the vacated office and, in default, the retiring Director, if willing to act, is deemed to have been re-appointed, unless at such meeting it is expressly resolved not to fill the vacancy, or a resolution for the re-appointment of such Director is put to the meeting and lost.

27.5	No person other than a retiring Director (by rotation or otherwise) may be appointed or re appointed as a Director at any general meeting unless:

27.5.1	he is recommended by the Board for appointment; or

27.5.2	not fewer than seven nor more than 42 Clear Days before the day appointed for the meeting, there is given to the Company notice in writing by a Member duly qualified to be present and to vote at the meeting for which such notice is given of his intention to propose such person for appointment stating the required particulars for the purposes of the Company’s register of Directors and, also, notice in writing signed by the person to be proposed of his willingness to be appointed.

27.6	At a general meeting, a motion for the appointment of two or more persons as Directors by a single resolution will be void, unless a resolution that it is so made has been first agreed to by the meeting without any vote being given against it and, for the purpose of this article 27.6, a motion for approving a person’s appointment or for nominating a person for appointment is treated as a motion for his appointment.

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27.7	The Company may from time to time by ordinary resolution increase or reduce the number of Directors and may also determine in what rotation such increased or reduced number is to go out of office. Without prejudice to the provisions of article 27.8, the Company may by ordinary resolution appoint any person to be a Director, either to fill a casual vacancy or as an additional Director.

27.8	The Board and the Company in general meeting each have power at any time, and from time to time, to appoint any person to be a Director, either to fill a casual vacancy or as an additional Director, but so that the total number of Directors does not at any time exceed the maximum number, if any, fixed by or in accordance with these Articles. Subject to the provisions of the Statutes and of these Articles, any Director so appointed by the Directors holds office only until the conclusion of the next following annual general meeting and is eligible for reappointment at that meeting. Any Director who retires under this article is not taken into account in determining the Directors who are to retire by rotation at such meeting.

27.9	Any contract of employment entered into by a Director with the Company may not include a term that it is to continue or may be continued, otherwise than at the instance of the Company, for a period exceeding two years during which the employment either cannot be terminated by the Company by notice or can be so terminated only in specified circumstances, unless such term is first approved by ordinary resolution of the Company.

27.10	There is no restriction as to the age of Directors except as required by the Statutes.

28.	Disqualification and removal of Directors

28.1	The office of a Director must be vacated in any of the following events:

28.1.1	if, not being a Director who has agreed to serve as a Director for a fixed term, he resigns his office by notice in writing signed by him and authorised in such manner as the other Directors may require, sent to or left at the Office;

28.1.2	if he becomes bankrupt or makes any arrangement or composition with his creditors generally or applies to the court for an interim order under section 253 Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

28.1.3	if a registered medical practitioner who has examined him gives a written opinion to the Company stating that he has become physically or mentally incapable of acting as a director and may remain so for more than three months and the Directors resolve that his office be vacated;

28.1.4	if he is absent from meetings of the Directors for six successive months without leave, and his alternate Director, if any, has not during such period attended in his place, and the Directors resolve that his office be vacated;

28.1.5	if he ceases to be a Director by virtue of any provision of the Statutes or pursuant to these Articles; or

28.1.6	if he becomes prohibited by law from being a Director.

28.2	The Company may in accordance with, and subject to the provisions of the Statutes, by ordinary resolution of which special notice has been given, remove a Director before the expiry of his period of office and may appoint another person in his place. Such removal is without prejudice to any claim such Director may have for breach of any contract of service between him and the Company. The person so appointed is subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last appointed or reappointed a Director.

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29.	Executive and other Directors

29.1	Subject to the provisions of the Statutes, the Board may from time to time and at any time appoint one or more of their body to hold any executive office in relation to the management of the business of the Company on such terms, for such period and with or without such title(s) as they may decide. The Board may, from time to time, subject to the provisions of any service contract between the appointee(s) and the Company, remove or dismiss him or them from such office and appoint another or others in his or their place or places.

29.2	A Director who holds any such executive office is, while he continues to hold that office, subject to retirement by rotation in accordance with the provisions of article 27, and he is taken into account in determining the retirement by rotation of Directors. He is also, subject to the provisions of article 28.1 and of any service contract between him and the Company, subject to the same provisions as to removal and as to vacation of office as the other Directors of the Company. If he ceases to hold the office of Director for any cause, his appointment as the Holder of an executive office will also terminate.

29.3	The remuneration of any Director holding executive office may consist of salary, commission, profit participation, share options, pension or insurance benefit or any combination of them, or otherwise as determined by the Board.

29.4	The Board may entrust to and confer upon any Director appointed to any such executive office any of the powers exercisable by them, other than the power to make calls or forfeit shares, upon such terms and conditions and with such restrictions as the Board think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

29.5	Subject to the provisions of the Statutes, the Board may from time to time, and at any time, pursuant to this article appoint any person to any post with such descriptive title including that of Director, whether as executive, group, divisional, departmental, deputy, assistant, local, advisory director or otherwise, as they may determine. They may define, limit, vary and restrict the powers, authorities and discretions of any person so appointed and may fix and determine his remuneration and duties, and subject to any contract between him and the Company, may remove from such post any person so appointed. A person so appointed is not a Director for any of the purposes of these Articles or of the Statutes, and accordingly is not a member of the Board or of any committee of the Board, nor is he entitled to be present at any meeting of the Board or of any such committee, except at the request of the Board or of such committee. If present at such request, he is not entitled to vote at such meeting.

30.	Remuneration of Directors

30.1	The Directors are entitled to fees (in addition to salaries) at such rate or rates as may from time to time be determined by the Board, but the aggregate fees of the Directors will not exceed £500,000 (one hundred and fifty thousand pounds) per annum, or such additional sum as may from time to time be determined by the Company by ordinary resolution. In the case of an executive Director, such fees are payable to him in addition to his remuneration as an executive Director.

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30.2	The Company may, by ordinary resolution, also vote extra fees to the Directors which will, unless otherwise determined by the resolution by which it is voted, be divided among the Directors as they may agree, or failing agreement, equally. The Directors’ fees are deemed to accrue from day to day.

30.3	Any Director who serves on any committee, or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, participation in profits or otherwise as the Board may determine.

31.	Directors’ expenses

The Directors are also entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with the business of the Company or in attending and returning from meetings of the Board or of committees of the Board or general meetings.

32.	Directors’ interests

32.1	A Director, including an alternate Director, may hold any other office or place of profit under the Company, other than the office of auditor, in conjunction with his office of Director and may act in a professional capacity to the Company, on such terms as to tenure of office, remuneration and otherwise as the Board may determine.

32.2	Subject to the Statutes and to the provisions of these Articles, no Director or intending Director, including an alternate Director, is disqualified by his office from contracting with the Company either with regard to his tenure or any other office or place of profit, or as seller, purchaser or otherwise. No such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way, whether directly or indirectly, interested, is liable to be avoided, nor is any Director so contracting or being so interested obliged to account to the Company for any profit realised by any such contract or arrangement by reason of the Director holding that office or of his fiduciary relationship with the Company.

32.3	Any Director, including an alternate Director, may continue to be or become a director or other officer, employee or member of or otherwise interested in any other company promoted by the Company or in which the Company may be interested, as a seller, member or otherwise, or which is a holding company of the Company or a subsidiary of any such holding company. No such Director is accountable for any remuneration or other benefits received by him as a director or other officer or member of, or from his interest in, any such other company. The Board may exercise the voting power conferred by the shares in any other company held or owned by the Company, or exercisable by the directors of such other company, in such manner in all respects as they think fit, subject to the restrictions contained in article 32.8 and article 31.

32.4	A Director, including an alternate Director, who is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement, with the Company must declare the nature of his interest at a meeting of the Board. In the case of a proposed contract, transaction or arrangement, the declaration must be made at the meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration or, if the Director was not at the date of that meeting interested in the proposed contract, transaction or arrangement, at the next meeting of the Board held after he became so interested. In a case where the Director becomes interested in a contract, transaction or arrangement after it is made, the declaration must be made at the first meeting of the Board held after the Director becomes so interested. In a case where the Director is interested in a contract, transaction or arrangement which has been made before he was appointed a Director, the declaration must be made at the first meeting of the Board held after he is so appointed.

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32.5	For the purposes of article 32.4, a general notice given to the Board by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may, after the date of the notice, be made with such company or firm is deemed a sufficient declaration of interest in relation to any contract so made if such Director gives the notice at a meeting of the Board or takes reasonable steps to secure that it is brought up and read at the next meeting of the Board after it is given.

32.6	Except as provided in these Articles, a Director may not vote at a meeting of the Board or of a committee of the Board on any resolution concerning a matter:

32.6.1	in which he has (either alone or together with any person connected with him, as provided in section 252 CA 2006) a material interest, other than an interest in shares or debentures or other securities of or in the Company; and

32.6.2	(subject to article 33) which conflicts or may conflict with the interests of the Company.

32.7	A Director is not counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

32.8	Notwithstanding the provisions of articles 32.6 and 32.7 and 33, a Director is entitled to vote and be counted in the quorum in respect of any resolution concerning any of the following matters:

32.8.1	the giving of any security, guarantee or indemnity to him in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiaries;

32.8.2	the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

32.8.3	any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant as the Holder of such shares, debentures or other securities or in its underwriting or sub-underwriting;

32.8.4	any contract, arrangement, transaction or other proposal concerning any other company in which he holds an interest not representing 1% or more of any class of the equity share capital (calculated exclusive of any shares of that class held as treasury shares) of such company, or of any third company through which his interest is derived, or of the voting rights available to members of the relevant company, any such interest being deemed for the purpose of this article 32.8.4 to be a material interest in all circumstances;

32.8.5	any contract, arrangement, transaction or other proposal concerning the adoption, modification or operation of a superannuation fund or retirement, death or disability benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by HM Revenue & Customs;

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32.8.6	any contract, arrangement, transaction or proposal concerning the adoption, modification or operation of any scheme for enabling employees including full time executive Directors of the Company and/or any subsidiary to acquire shares of the Company or any arrangement for the benefit of employees of the Company or any of its subsidiaries, which does not award him any privilege or benefit not awarded to the employees to whom such scheme relates; or

32.8.7	any contract, arrangement, transaction or proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.

32.9	A Director may not vote or be counted in the quorum on any resolution concerning his own appointment as the Holder of any office or place of profit with the Company or any company in which the Company is interested, including fixing or varying the terms of his appointment or its termination.

32.10	Where proposals are under consideration concerning the appointment, including fixing or varying the terms of appointment, of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately. In such cases, each of the Directors concerned, if not debarred from voting under article 32.6 or 32.9, is entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

32.11	If any question arises at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question must be referred to the chairman of the meeting and his ruling in relation to any other Director will be final and conclusive, except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If the question concerns the chairman, it must be referred to such other Director present at the meeting, other than the chairman, as the Directors present appoint.

32.12	Subject to the Statutes, the Company may by ordinary resolution suspend or relax the provisions of articles 32.4 to 32.11 to any extent or ratify any transaction not duly authorised by reason of a contravention of these Articles.

33.	Conflicts of interest requiring Board authorisation

33.1	The Board may, if the quorum and voting requirements set out in this article 33 are satisfied, authorise any matter that would otherwise involve a Director (Relevant Director) breaching his duty under chapters 2 and 3 of part 10CA 2006 to avoid conflicts of interest.

33.2	Any Director (including the Relevant Director) may propose that the Relevant Director be authorised in relation to any matter which is the subject of such a conflict. The proposal and any authority given by the Board will be determined in the same way as any other matter proposed to and resolved by the Board under these Articles, except that the Relevant Director and any other Director with a similar interest:

33.2.1	will not count towards the quorum at the meeting at which the conflict is considered;

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33.2.2	may, if the Board so decides, be excluded from any Board meeting while the conflict is under consideration; and

33.2.3	may not vote on any resolution authorising the conflict, but except that, if he or they in fact vote, the resolution will be valid if it would have been passed even if the vote or votes had not been counted.

33.3	Where the Board gives authority in relation to such a conflict:

33.3.1	the Board may (whether at the time of giving the authority or at any time or times subsequently) impose such terms upon the Relevant Director and any other Director with a similar interest as it deems appropriate, including, without limitation, the exclusion of the Relevant Director and any other Director with a similar interest from the receipt of information, or participation in discussion (whether at meetings of the Board or otherwise) relating to the conflict;

33.3.2	the Relevant Director and any other Director with a similar interest will be obliged to comply with any terms imposed by the Board from time to time in relation to the conflict;

33.3.3	the authority may also provide that where the Relevant Director, and any other Director with a similar interest, obtains information that is confidential to a third party, the Relevant Director or such other Director, as the case may be, will not be obliged to disclose that information to the Company, or to use the information in relation to the Company’s affairs, where to do so would amount to a breach of that confidence;

33.3.4	the terms of the authority must be recorded in writing; and

33.3.5	the authority may be withdrawn by the Board at any time.

34.	Proceedings of Directors

34.1	The Board may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting are determined by a majority of votes. In case of an equality of votes, the chairman has a second or casting vote. A Director who is also an alternate Director is entitled, in the absence of the Director whom he is representing, to a separate vote on behalf of such Director in addition to his own vote. A Director may, and the Secretary on the requisition of a Director must, at any time call a meeting of the Board. It is not necessary to give notice of a Board meeting to any Director for the time being absent from the United Kingdom, except where an address for such notice has been given pursuant to article 34.2.

34.2	Notice of meetings of the Board is deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing or other means to him at his last known address or any other address (including an Electronic Address) given by him from time to time the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may request the Board that notices of Board meetings will during his absence be sent in writing to him at his last known address or any other address (including an Electronic Address) given by him to the Company for this purpose, whether or not out of the United Kingdom.

34.3	The quorum necessary for the transaction of the business of the Board may be fixed by the Board, and unless so fixed at any other number, is two. If a Board meeting is attended by a Director who is acting as an alternate for one or more other Directors, the Director or Directors for whom he is the alternate will be counted in the quorum despite their absence, and if on this basis there is a quorum the meeting may be held despite the fact that only one Director is physically present. A meeting of Directors for the time being at which a quorum is present is competent to exercise all powers and discretions for the time being exercisable by the Board.

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34.4	All or any of the Directors, including alternates, or members of any committee of the Board may participate in a meeting of the Board or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating is deemed to be present in person at the meeting and may vote or be counted in a quorum. Accordingly, a meeting of the Board or a committee of the Board may be held where each of those present or deemed to be present is in communication with the others only by telephone or other communication equipment. A meeting where those present or deemed to be present are in different locations is deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is.

34.5	The continuing Directors may act notwithstanding any vacancy in their body. If the number of the Directors is less than the prescribed minimum, the remaining Director or Directors must immediately appoint an additional Director or additional Directors to make up such minimum or convene a general meeting of the Company for the purpose of making such appointment. If there is no Director or Directors able or willing to act, any two Members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed holds office, subject to the provisions of the Statutes and these Articles, only until the end of the annual general meeting of the Company next following such appointment, unless he is re-elected during such meeting. He is eligible for re-election at such meeting and does not retire by rotation at such meeting nor is taken into account in determining the rotation or retirement of Directors at such meeting.

34.6	The Board may from time to time elect from their number, and remove, a chairman and one or more deputy chairmen or vice chairmen and determine the period for which any such person is to hold office. The chairman, or in his absence, the deputy chairman or vice chairman (to be chosen, if in each case there are more than one, by agreement amongst them or, failing agreement, by lot) or in the absence of any of them, some other Director nominated by a majority of the other Directors in writing, presides at all meetings of the Board. If no such chairman, deputy chairman or vice chairman is elected, or if at any meeting the chairman or the deputy chairman or the vice chairman or such other Director is not present within five minutes after the time appointed for holding it, or if none of them is willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

34.7	A resolution in writing, agreed to by all the Directors for the time being entitled to receive notice of a meeting of the Board (if that number is sufficient to constitute a quorum) or of a committee of the Board, is as effective as a resolution passed at a Board meeting or of a committee of the Board, duly convened and held. For this purpose a Director signifies his consent to a proposed resolution in writing when the Company receives from him or his alternate a document or an Electronic Communication at such address (including an Electronic Address) as may be specified by the Company indicating his agreement to the resolution, authenticated in the manner required by section 1146 CA 2006.

34.8	A meeting of the Directors for the time being at which a quorum is present is competent to exercise all powers and discretions for the time being exercisable by the Board.

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34.9	All acts done bona fide by any meeting of Directors, or of a committee of the Board, or by any person acting as Director, are as valid as if every such person had been duly appointed, was qualified, had continued to be a Director and had been entitled to vote, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or person acting as a Director, or that they or any of them were disqualified, or had vacated office, or were not entitled to vote.

35.	Secretary

35.1	Subject to the Statutes, the Secretary of the Company is appointed by the Board on such terms and for such periods as they may think fit, and the Board may so appoint one or more assistant or deputy Secretary. Any Secretary or assistant or deputy Secretary so appointed may at any time be removed from office by the Board, without prejudice to any claim for damages for breach of any contract of service between him and the Company.

35.2	Anything by the Statutes required or authorised to be done by the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by any assistant or deputy Secretary or, if there is no assistant or deputy Secretary capable of acting, by any officer of the Company authorised generally or specifically in that behalf by the Board. Any provision of the Statutes or of these Articles requiring or authorising a thing to be done by a Director and Secretary is not satisfied by its being done by the same person acting both as Director and as, or in the place of, the Secretary.

36.	Minutes

36.1	The Board must ensure that minutes are made of:

36.1.1	all appointments of officers and committees made by the Board;

36.1.2	the names of the Directors present at each meeting of Board and of any committee of the Board and all business transacted at such meetings; and

36.1.3	all orders, resolutions and proceedings at all meetings of the Company, of the Holders of any class of shares in the Company and of the Board and of committees of the Board.

36.2	Any such minute, if purporting to be signed by the chairman of the meeting at which the proceedings were held, or by the chairman of the next succeeding meeting, is prima facie evidence of the matters stated in such minutes without any further proof.

37.	Seal and authentication of documents

37.1	The Board may provide a common seal for the Company and have power from time to time to destroy it and to substitute a new seal for it.

37.2	A document expressed to be Executed by the Company signed as provided by section 44(2) CA 2006 has effect as if Executed under seal.

37.3	The Board may exercise the powers conferred on the Company by section 50 CA 2006 with regard to having an official seal solely for sealing documents creating or evidencing securities of the Company. Any such documents to which such official seal is affixed need not be signed by any person.

37.4	The Board must provide for the safe custody of the seal and the seal may never be used except by the authority of a resolution of the Board or of a committee of the Board authorised for that purpose by the Board. The Board may from time to time make such regulations as it thinks fit, subject to the provisions of these Articles in relation to share and debenture certificates, determining the persons and the number of such persons who may sign every instrument to which the seal is affixed and, until otherwise so determined, every such instrument must be signed by one Director and must be countersigned by a second Director or by the Secretary.

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37.5	The Company may have official seals under the provisions of section 49 CA 2006 for use abroad. Wherever reference is made in these Articles to the seal, the reference, when and so far as may be applicable, is deemed to include any such official seal.

37.6	Any Director or the Secretary or any person appointed by the Board for the purpose has power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board or any committee of the Board, and any books, records, documents and accounts relating to the business of the Company, and to certify copies of them or extracts from them as true copies or extracts. A document purporting to be a copy of a resolution, or a copy of or an extract from the minutes of a meeting of the Company or of the Board or any committee of the Board, which is certified as stated, is conclusive evidence in favour of all persons dealing with the Company upon the faith of any such copy that such resolution has been duly passed or, as the case may be, that such copy or extract is a true and accurate record of proceedings at a duly constituted meeting.

38.	Dividends

38.1	Subject to article 38.2, the profits of the Company available for distribution and resolved to be distributed are applied in the payment of Dividends to the Members in accordance with their respective rights and priorities. The Company in general meeting may declare Dividends accordingly.

38.2	The Board may, at its discretion, make provisions to enable any member as the Board shall determine to receive duly declared dividends in a currency or currencies other than sterling. For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such rate or rates and the payment shall be on such terms and conditions as the Board may in its absolute discretion determine.

38.3	No Dividend or interim Dividend is payable otherwise than in accordance with the provisions of the Statutes and no Dividend may exceed the amount recommended by the Board.

38.4	Subject to the rights of persons, if any, entitled to shares with preferential or other special rights as to Dividends, all Dividends must be declared and paid according to the amounts Paid Up on the shares in respect of which the Dividend is paid. No amount Paid Up on a share in advance of the date on which a call is payable may be treated as Paid Up for this purposes. All Dividends will be apportioned and paid pro rata according to the amounts Paid Up on the shares during any portion or portions of the period in respect of which the Dividend is paid, except that if any share is issued on terms providing that it carries any particular rights as to Dividend, such share will rank for Dividend accordingly.

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38.5	Subject to the provisions of the Statutes and of these Articles, the Board may, if they think fit, from time to time pay to the Members such interim Dividends as appear to the Board to be justified by the distributable profits of the Company. If at any time the share capital of the Company is divided into different classes, the Board may pay such interim Dividends in respect of those shares in the capital of the Company which confer on their Holders deferred or non preferred rights, as well as in respect of those shares which confer on their Holders preferential rights with regard to Dividend. No Dividend, whether interim, final or otherwise, may be paid on shares carrying deferred or non preferred rights if, at the time of payment, any preferential Dividend is in arrears. The Board may also pay half yearly, or at other suitable intervals to be settled by them, any Dividend which may be payable at a fixed rate if they are of the opinion that the distributable profits justify the payment and if and to the extent that such payment is permitted by the Statutes. So long as the Board act in good faith, they will not incur any responsibility to the Holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim Dividend on any shares having deferred or non preferred rights.

38.6	Subject to the provisions of the Statutes or as otherwise required by law, where any asset, business or property is bought by the Company as from a past date, whether such date is before or after the incorporation of the Company, the profits or losses attributable to it as from such date may at the discretion of the Board in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Except as stated, if any shares or securities are purchased cum Dividend or interest, such Dividend or interest may at the discretion of the Board be treated as revenue and it will not be obligatory to capitalise it or any part of it.

38.7	The Board may deduct from any Dividend or other money payable to any Member on or in respect of a share all sums of money, if any, presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company. The Company may cease to send any cheque or warrant through the post for any Dividend payable on any shares in the Company which is normally paid in that manner on those shares if, in respect of at least two consecutive Dividends payable on those shares, the cheques or warrants have been returned undelivered or remain not cashed or, if following one such occasion, reasonable enquiries have failed to establish any new address of the registered Holder. Subject to the provisions of these Articles, the Company must recommence sending cheques or warrants in respect of Dividends payable on those shares if the Holder or person entitled by transmission claims the arrears of Dividend and does not instruct the Company to pay future Dividends in some other way.

38.8	The Board may retain the Dividends payable upon shares in respect of which any person is, under the provisions as to the transmission of shares contained in these Articles, entitled to become a Member, or which any person is under those provisions entitled to transfer, until such person becomes a Member in respect of such shares or transfers them.

38.9	All Dividends, interest or other sums payable and unclaimed for one year, after having been declared, may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the Company is not constituted a trustee in respect of them. No Dividend will bear interest as against the Company.

38.10	Any Dividend which has remained unclaimed for a period of 12 years from the date on which it becomes due for payment will, if the Board so resolve, be forfeited and cease to remain owing by the Company and will from then on belong to the Company absolutely.

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38.11	Any Dividend or other money payable on or in respect of a share may be paid by cheque, warrant, bank transfer or money order, or by any other method including, without limitation, by electronic means, as the Directors may consider appropriate. Any such payment may be sent through the post or other delivery service (or by any means offered by the Company as the Member or person entitled to it may agree in writing) to the registered address of the Member or person entitled to it and, in the case of joint Holders, to any one of such joint Holders or, to such person and such address as the Holder or joint Holders may in writing direct. Every such payment will be made payable to the order of the person to whom it is sent or to such other person as the Holder or joint Holders may in writing direct and such payment will be a good discharge to the Company. Every such payment will be sent at the risk of the person entitled to the money.

38.12	If several persons are registered as joint Holders of any share any one of them may give effectual receipts for any Dividend or other money payable on or in respect of the share.

38.13	The Board may, if authorised by an ordinary resolution of the Company, offer any Holders of ordinary shares the right to elect to receive ordinary shares, credited as fully Paid Up, instead of cash in respect of the whole, or some part, to be determined by the Board, of any Dividend specified by the ordinary resolution. The following provisions will apply:

38.13.1	an ordinary resolution may specify a particular Dividend or may specify all or any Dividends declared within a specified period but such period may not end later than the beginning of the annual general meeting next following the date of the meeting at which the ordinary resolution is passed;

38.13.2	the entitlement of each Holder of ordinary shares to new ordinary shares is such that the relevant value of the entitlement is as nearly as possible equal to, but not greater than, the cash amount, disregarding any tax credit of the Dividend that such Holder elects to forgo;

38.13.3	on or as soon as practicable after announcing that they are to declare or recommend any Dividend, the Board, if they intend to offer an election in respect of that Dividend, must also announce that intention, and, after determining the basis of allotment, if the Board decide to proceed with the offer, must notify the Holders of ordinary shares in writing of the right of election and specify the procedure to be followed and the place at which, and the latest time by which elections must be lodged in order to be effective;

38.13.4	the Board may not proceed with any election unless the Company has sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment is determined;

38.13.5	the Board may exclude from any offer any Holders of ordinary shares where the Board believes that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them;

38.13.6	the Dividends, or that part of the Dividend in respect of which a right of election has been offered, will not be payable on ordinary shares other than for which an election has been made (elected ordinary shares) and, instead, additional ordinary shares will be allotted to the Holders of the elected ordinary shares on the basis of the allotment calculated as stated. For such purpose, the Board will capitalise, out of any amount for the time being standing to the credit of any reserve or fund, including the profit and loss account, whether or not it is available for distribution as the Board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of ordinary shares for allotment and distribution to the Holders of the elected ordinary shares on that basis; and

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38.13.7	the additional ordinary shares when allotted will rank equally in all respects with the fully Paid Up shares then in issue except that they will not be entitled to participate in the relevant Dividend.

38.13.8	For the purposes of this article 38.13, the “relevant value” of an ordinary share shall be equal to: either (i) the average middle market quotation for the ordinary shares as derived from the Daily Official List of London Stock Exchange, or (ii) in the case of Depositary Shares, the average middle-market quotation of Depositary Shares traded on Nasdaq (adjusted as the Directors shall determine to reflect the number of ordinary shares represented by each Depositary Share), in either case, on such five consecutive dealing days as the Directors shall determine, provided the first of such days shall be on or after the day on which such ordinary shares are first quoted “ex” the relevant dividend, or shall be calculated in such other manner as the Directors may determine and is set out in the announcement of the availability of the election in respect of the relevant dividend. A certificate or report by the auditors of the Company as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount and in giving such a certificate or report, the auditors of the Company may rely on advice or information from brokers or other sources of information as they think fit.

38.14	A general meeting declaring a Dividend may, upon the recommendation of the Board, direct payment of such Dividend wholly or in part by the distribution of specific assets, and in particular of Paid Up shares or debentures of the Company or any other company, and the Board must give effect to such resolution. Where any difficulty arises in regard to the distribution, they may settle it as they think expedient and, in particular but without limitation, may issue fractional certificates and may fix the value for distribution of such specific assets or any part of them, and may determine that cash payments will be made to any Members upon the basis of the value so fixed, in order to adjust the rights of Members. They may vest any specific assets in trustees upon trust for the persons entitled to the Dividend as may seem expedient to the Board, and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates, or any part of them, and otherwise as they think fit.

39.	Reserves

39.1	Subject to the provisions of the Statutes, the Board may before recommending any Dividend, whether preferential or otherwise, carry to reserve out of the profits of the Company, including any premiums received upon the issue of debentures or other securities of the Company, such sums as they think proper as a reserve or reserves.

39.2	All sums standing to reserve may be applied from time to time at the discretion of the Board for meeting depreciation or contingencies or for special Dividends or bonuses or for equalising Dividends or for repairing, improving or maintaining any of the property of the Company or for such other purposes as the Board may decide are conducive to the objects of the Company or any of them. Pending their application such sums may either be employed in the business of the Company or be invested in such investments as the Board think fit.

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39.3	The Board may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve has been divided, as they think fit. Any sum which the Board may carry to reserve out of the unrealised profits of the Company will not be mixed with any reserve to which profits available for distribution have been carried. The Board may also without placing them to reserve carry forward any profits which they may think it not prudent to divide.

40.	Capitalisation of profits

40.1	Subject as set out in articles 40.2, and 40.3 the Board may with the authority of an ordinary resolution of the Company:

40.1.1	resolve to capitalise any undivided profits of the Company, whether or not they are available for distribution and including profits standing to any reserve, or, any sum standing to the credit of the Company’s share premium account or capital redemption reserve funds;

40.1.2	appropriate the profits or sum resolved to be capitalised to the Members in proportion to the nominal amount of ordinary shares, whether or not fully Paid Up, held by them respectively, and apply such profits or sum on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such Members respectively, or in paying up in full shares or debentures of the Company of a nominal amount equal to such profits or sum, and allot and distribute such shares or debentures credited as fully Paid Up, to and amongst such Members, or as they may direct, in due proportion, or partly in one way and partly in the other;

40.1.3	resolve that any shares allotted under this article to any Member in respect of a holding by him of any partly Paid Up ordinary shares will, so long as such ordinary shares remain partly Paid Up, rank for Dividends only to the extent that such partly Paid Up ordinary shares rank for Dividend;

40.1.4	make such provisions by the issue of fractional certificates or by payment in cash or otherwise as the Board think fit for the case of shares or debentures becoming distributable under this article in fractions;

40.1.5	authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully Paid Up, of any shares or debentures to which they may be entitled upon such capitalisation and any agreement made under such authority being effective and binding on all such Members; and

40.1.6	generally do all acts and things required to give effect to such resolution.

40.2	The share premium account and the capital redemption reserve fund and any such profits which are not available for distribution may, for the purposes of article 40.1, only be applied in the paying up of shares to be allotted to Members credited as fully Paid Up.

40.3	In the case where any sum is applied in paying amounts for the time being unpaid on any shares of the Company or in paying up in full debentures of the Company, the amount of the net assets of the Company at that time must be not less than the aggregate of the called up share capital of the Company and its undistributable reserves and must not be reduced below that aggregate by the payment of those amounts as shown in the latest audited accounts of the Company, or such other accounts as may be relevant.

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41.	Accounts

41.1	The Board must ensure that proper accounting records are kept in accordance with the Statutes.

41.2	The accounting records must be kept at the Office or, subject to the provisions of the Statutes, at such other place as the Board think fit, and must always be open to inspection by the officers of the Company. No Member, other than a Director, has any right of inspecting any account or book or document of the Company, except as conferred by the Statutes or authorised by the Board or by the Company in general meetings.

41.3	The Board must from time to time, in accordance with the provisions of the Statutes, ensure that there are prepared and laid before the Company in general meeting such profit and loss accounts balance sheets, group accounts, if any, and reports as are specified in the Statutes.

41.4	Subject to the Statutes, a copy of every Directors’ report and Auditors’ report accompanied by the Company’s annual accounts and every other document required by law to be attached to them or a summary financial statement derived from the Company’s annual accounts, prepared in accordance with the Statutes, must, not fewer than 21 Clear Days before the date of the meeting at which copies of those documents are to be laid, be sent to every Member (whether or not entitled to receive notices of general meetings) and to every Holder of debentures of the Company (whether nor not entitled to receive notices of general meetings) and to the Auditors and to every other person who is entitled to receive notices of general meetings from the Company. This article 41.4 does not require such documents to be sent to any Member or Holder of debentures of whose address the Company is not aware nor to more than one of the joint Holders of any shares or debentures.

41.5	The accidental omission to send any document required to be sent to any person under article 41.4 or the non receipt of any document by any person entitled to receive it does not invalidate any such document or the proceedings at the general meeting.

41.6	Whenever any of the Company’s shares or debentures have been admitted to listing by the UK Listing Authority, the required number of such documents must, at the same time, be forwarded to the appropriate officer of the UK Listing Authority.

42.	Record dates

Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject to the Statutes, the Company or the Board may fix any date as the record date for any Dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before any date on which such Dividend, distribution, interest, allotment or issue is paid or made and on or at any time before or after any date on which such Dividend, distribution, interest, allotment, issue, notice, information, document or circular is declared, made, paid, given or served.

43.	Audit

43.1	Auditors must be appointed and their duties, powers, rights and remuneration regulated in accordance with the Statutes.

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43.2	Once at least in every year the accounts of the Company must be examined and the correctness of the balance sheet, profit and loss account and group accounts, if any, ascertained by the Auditors.

44.	Notices

44.1	A notice or other document or information to be sent to or by any person under these Articles (other than a notice calling a meeting of the Board or of a committee of the Board) must be in writing or sent using Electronic Communication to an Electronic Address notified for that purpose to the person sending the notice or other document or information.

44.2	A notice or other document or information may be delivered or sent to a Member or another person by the Company personally or by post. Any letter or other document, if not delivered personally, must be sent by first class post and addressed to such Member or other person at the postal address in the Register (or at another address within the United Kingdom notified for the purpose) or left at that address in any envelope addressed to that Member or other person. Electronic Communications may be used for sending a notice or other document or information to a Member or other person where that Member or other person has agreed, or is deemed to have agreed, to the use of Electronic Communication and has specified an Electronic Address for this purpose. A notice or other document or information may be sent to a Member or other person by the Company by placing it on a website and sending the Member or other person concerned notification of the availability of the notice, document or information on the website, where the Member or other person has agreed, or is deemed, as provided by the Statutes, to have agreed to having such notices, documents or information sent to him in that manner.

44.3	Without prejudice to article 44.2, the Company may send or supply a notice or any other document or information that is required or authorised to be sent or supplied to a Member or any other person by the Company by any provision of the Statutes, or pursuant to these Articles or to any other rule or regulation to which the Company may be subject, in Electronic Form or by making it available on a website, and the provisions of schedule 5 to CA 2006 will apply whether or not any such notice, document or information is required or authorised by the Statutes to be sent or supplied.

44.4	Any notice or other document or information to be sent to a Member or other person may be sent by reference to the Register or the Company’s other records as they stand at any time within the period of 15 days before the notice or other document or information is sent and no change in the Register or the Company’s other records after that time will invalidate the sending of the notice or other document or information.

44.5	In the case of joint Holders of a share, a notice or other document or information will be sent to whichever of them is named first in the Register and a notice or other document or information sent in this way is sufficiently sent to all the joint Holders.

44.6	If any Member or other person (or, in the case of joint Holders, the person first named in the Register) has a registered address which is not within the United Kingdom but, not fewer than 14 Clear Days before the notice or other document or information is sent, has given to the Company an address within the United Kingdom at which notices or other documents or information may be sent to him or an Electronic Address to which notices or other documents or information may be sent using Electronic Communications, that Member is entitled to have notices or other such documents or information sent to him at that address or Electronic Address; otherwise no such Member or other person is entitled to receive any notice or document or information from the Company.

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44.7	If, on three consecutive occasions, a notice or other document or information sent to a Member or other person is returned undelivered, such Member or other person will not thereafter be entitled to receive notices or other documents or information from the Company until he has communicated with the Company and supplied in writing to it a new address within the United Kingdom for the service of notices or other documents or information or has informed the Company, in such manner as may be specified by the Company, of an Electronic Address for the service of notices or other documents or information by Electronic Communication. For these purposes, a notice or other document or information sent by post will be treated as returned undelivered if it is sent back to the Company or its agents and a notice or other document or information sent by Electronic Communication will be treated as returned undelivered if the Company or its agents receive notification that it was not delivered to the address to which it was sent.

44.8	Any notice or other document or information sent addressed to a Member or another person at his registered address (or another address within the United Kingdom or an Electronic Address notified for the purpose) is deemed to be served, if personally delivered, at the time of delivery or, if sent by first class post, on the next Business Day after the letter is posted or, in the case of a notice or other document or information contained in an Electronic Communication, on the same day it is sent. A notice or other document or information left at such an address within the United Kingdom is deemed to be served on the day it is left. In proving service it is sufficient to establish that the letter was properly addressed and, if sent by post, prepaid or stamped and posted. Proof that a notice or other document or information contained in an Electronic Communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators will be conclusive evidence that the notice or other document or information was served.

44.9	Any Member present, either personally or by proxy, at any general meeting of the Company or of the Holders of any class of shares in the Company will for all purposes be deemed to have been given due notice of such meeting and, where requisite, of the purposes for which such meeting was called.

44.10	A person who becomes entitled by transmission, transfer or otherwise to a share is bound by a notice in respect of that share (other than a notice served by the Company under a Section 793 Notice (“Notice by company requiring information about interests in its shares”)) which, before his name is entered in the Register, has been properly sent to a person from whom he derives his title.

44.11	Where a person is entitled by transmission to a share, the Company may send a notice or other document or information to that person as if he were the Holder of a share by addressing it to him or to the representative of the deceased or trustee of the bankrupt Member at an address in the United Kingdom or Electronic Address supplied for that purpose by the person claiming or be entitled by transmission. Until an address has been supplied, a notice or other document or information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event had not occurred. The giving of notice in accordance with this article 44.11 is sufficient notice to all other persons interested in the share.

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44.12	If, by reason of the suspension or curtailment of postal or Electronic Communication services in the United Kingdom, the Company is unable effectively to convene a general meeting by notice sent through the post or by Electronic Communication, or to send any other document or information by post or by Electronic Communication, the Board may, if it thinks fit and as an alternative to any other method of service permitted by these Articles, send notice of the meeting or the other document or information to Members affected by the suspension or curtailment by a notice advertised in at least one United Kingdom national newspaper. Such notice or other document or information will be deemed to have been duly received by affected Members who are entitled to receive it at noon on the day when the advertisement appears. In any such case the Company must send confirmatory copies of the notice or other document or information by post or by Electronic Communication, as appropriate, to such affected Members if at least five days prior to the meeting, or any other appropriate date in connection with the document or information, the posting of notices or other documents or information or the sending of them by Electronic Communications again becomes practicable.

45.	Untraced Members

45.1	The Company is entitled to sell at the best price reasonably obtainable any share of a Member or any share to which a person is entitled by transmission if:

45.1.1	during a period of 12 years the Company has paid at least three Dividends, whether interim or final in respect of the share in question and all cheques and warrants in respect of any such Dividend sent in the manner authorised by these Articles by the Company have been returned undelivered or remained uncashed and no communication has been received by the Company from the Member or the person entitled by transmission;

45.1.2	the Company has, at the expiry of the period of 12 years, by advertisement in both a United Kingdom national daily newspaper and in a newspaper circulating in the area which includes the address held by the Company for sending notices relating to the share in question or the last known address of the Member or other person entitled by transmission, giving notice of its intention to sell the share;

45.1.3	the Company has not, during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale, received any communication from the Member or person entitled by transmission; and

45.1.4	the Company has first given notice, and other information as may be required, in writing to the UK Listing Authority of its intention to sell such shares or stock.

45.2	To give effect to any such sale, the Board may, in relation to Certificated Shares, appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer will be as effective as if it had been Executed by the registered Holder of or person entitled by the transmission to such share. In relation to Uncertificated Shares the Board may, in accordance with the Statutes, issue a written notification to the Operator of the relevant system requiring conversion of the shares into certificated form and exercise any of the Company’s powers under article 6.10.3 to effect the transfer of the shares to, or in accordance with the directions of, the purchaser and the exercise of such powers will be as effective as if exercised by the registered Holder of, or person entitled by transmission to, such shares. In relation to both certificated and Uncertificated Shares the transferee is not bound to see to the application of the purchase money and the title of the transferee is not affected by any irregularity or invalidity in the proceedings relating to the sale.

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45.3	The Company must account to the Member or other person entitled to such share for the net proceeds of such sale by crediting all money in respect of those proceeds to a separate account, which are a permanent debt of the Company, and the Company will be deemed to be a debtor and not a trustee in respect of it for such Member or other person. Money carried to such separate account may either be employed in the business of the Company or invested in such investments, other than shares of the Company or its holding company if any, as the Board may from time to time think fit.

46.	Destruction of documents

46.1	The Company may destroy:

46.1.1	any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

46.1.2	any Dividend mandate or any variation or cancellation of it or any notification of change of name or address (including an Electronic Address) at any time after the expiry of two years from the date such mandate, variation, cancellation or notification was recorded by the Company;

46.1.3	any instrument of transfer of shares which has been registered or Operator instructions for the transfer of shares at any time after the expiry of six years from the date of registration;

46.1.4	any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

46.1.5	any proxy appointment that has been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

46.1.6	any proxy appointment that has not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.

46.2	It will be conclusively presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed under article 46.1 was a valid and effective document, in accordance with its recorded particulars in the books or records of the Company.

46.3	The provisions of article 46.2 apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim.

46.4	Nothing contained in article 46.1 is construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as set out in article 46.1 or in any case where the conditions of article 46.3 are not fulfilled.

46.5	References in this article 46 to the destruction of any document include references to its disposal in any manner.

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47.	Winding-up

47.1	If the Company is wound up, whether the liquidation is voluntary, under supervision or by the court, the liquidator may, with the authority of a special resolution, divide among the Members (excluding any holding shares or treasury shares) in specie the whole or part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds. For those purposes the liquidator may set such value as he deems fair upon any one or more class or classes of property and may determine how such division will be effected as between the Members or different classes of Members. If any such division is carried out otherwise than in accordance with the existing rights of the Members, every Member will have the same right of dissent and other ancillary rights as if such resolution were a special resolution passed in accordance with section 110 Insolvency Act 1986. The liquidator may, with the same authority, vest any part of the assets in trustees upon such trusts for the benefit of Members as the liquidator, with the same authority, thinks fit and the liquidation of the Company may be closed and the Company dissolved. No Member will be compelled to accept any shares in respect of which there is a liability.

47.2	The Board must exercise the power conferred upon them by section 247 CA 2006 only with the prior sanction of a special resolution. If at any time the capital of the Company is divided into different classes of shares, the exercise of such power is deemed to be a variation of the rights attached to each class of shares and, accordingly, requires the prior consent in writing of the Holders of three fourths in nominal value of the issued shares of each class (excluding treasury shares) or the prior sanction of a special resolution passed at a separate meeting of the Holders of the shares of each class (excluding any shares of a class held as treasury shares) convened and held in accordance with the provisions of article 5.10.

48.	Indemnity

Subject to the provisions of the Statutes, every Director or other officer (except the Auditors) of the Company will be indemnified out of the assets of the Company, against all costs, charges, expenses, losses and liabilities which he may sustain or incur in connection with the execution of his duties and powers or otherwise in relation to them. Without prejudice to the generality of the previous sentence, any such person will be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation anything done or omitted or alleged to have been done or omitted by him as an officer of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty by him) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company. Subject to the Statutes, the Company may purchase and maintain for any Director, Secretary or other officer of the Company insurance against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company.

49.	Indemnity against claims in respect of shares

49.1	The provisions of article 49.2 will apply whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability on the Company to make any payment, or empowers any government or taxing authority or government official to require the Company to make any payment, in respect of any shares held either jointly or solely by a Member or in respect of any Dividends or other money due or payable or accruing due or which may become due or payable to such Members by the Company or in respect of any such shares or for or on account or in respect of any Member in consequence of:

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49.1.1	the death or bankruptcy of such Member;

49.1.2	the non payment of any Income Tax or other tax by such Member; or

49.1.3	the non payment of any Inheritance Tax or any estate, probate, succession, death, stamp or other duty by the executors or administrators or other legal personal representatives of such Member or by or out of his estate.

49.2	In the circumstances described in article 49.1 the Company:

49.2.1	will be fully indemnified by such Member or his executors or administrators or his other legal personal representatives from all liability arising by virtue of such law; and

49.2.2	may recover as a debt due from such Member or his executors or administrators or his other legal personal representatives wherever constituted or residing, any money paid by the Company under or in consequence of any such law, together with interest on it at the rate of 15% per annum from the date of payment to the date of repayment.

49.3	Nothing contained in articles 49.1 and 49.2 prejudices or affects any right or remedy which any law may confer or purport to confer on the Company and, as between the Company and every such Member as is referred to in article 49.1, his executors, administrators or other legal personal representatives, and estate wherever constituted or situated, any right or remedy which such law confers or purports to confer on the Company will be enforceable by the Company.

50.	Exclusive jurisdiction

50.1	Save in respect of any cause of action arising under the Securities Act or the Exchange Act, unless the majority of the Board consents to the selection of an alternative forum, the courts of England and Wales shall be the exclusive forum for the resolution of:

50.1.1	any derivative action or proceeding brought on behalf of the Company;

50.1.2	any action or proceeding asserting a claim of breach of fiduciary duty owed by any director, officer or other employee to the Company;

50.1.3	any action or proceeding asserting a claim arising out of any provision of CA 2006 or these Articles; or

50.1.4	any action or proceeding asserting a claim or otherwise related to the affairs of the Company.

50.2	Unless the majority of the Board consents to the selection of an alternative forum in the United States, the United States District Court for the Southern District of New York shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

50.3	Any person or entity purchasing or otherwise acquiring any interest in the Company’s shares shall be deemed to have notice of and to have consented to the provisions of this article 50.

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